RESTATED ARTICLES OF INCORPORATION
                                       OF
                           REGENCY REALTY CORPORATION

      This corporation was incorporated on July 8, 1993, effective July 9, 1993, under the name Regency Realty Corporation. Pursuant to Section 607.1007, Florida Business Corporation Act, restated Articles of Incorporation were approved at a meeting of the directors of this corporation on October 28, 1996. The Restated Articles of Incorporation adopted by the directors incorporate previously filed amendments and omit items of historical interest only. Accordingly, shareholder approval was not required.


ARTICLE 1

                                NAME AND ADDRESS

Section 1.1 Name.  The name of  the  corporation is Regency  Realty  Corporation
           (the "Corporation").

Section 1.2 Address of Principal Office.  The address of the principal office of the Corporation is 121 West Forsyth Street, Jacksonville, Florida 32202.

ARTICLE 2

                                    DURATION

Section 2.1 Duration.  The Corporation shall exist perpetually.


ARTICLE 3

                                    PURPOSES

Sectio  3.1 Purposes.  This  corporation  is  organized  for  the  purpose  of transacting any or all lawful business permitted under the laws of the United States and of the State of Florida.

ARTICLE 4

                                  CAPITAL STOCK

Section 4.1 Authorized Capital.  The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is forty-five million (45,000,000) shares (the "Capital Stock") divided into classes as follows:

(a) Ten million (10,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section 4.2; and

(b) Twenty-five million (25,000,000) shares of voting common stock having a par value of $0.01 per share (the "Common Stock"); and

(c) Ten million (10,000,000) shares of common stock having a par value of $0.01 per share (the "Special Common Stock") and which may be issued in one or more classes or series as further described in Section 4.4.

All such shares shall be issued fully paid and nonassessable.

Section 4.2 Preferred Stock. The Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the preferences, limitations and relative rights of each class and each series. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the Corporation before shares of Common Stock are entitled to receive such distributions.

Section 4.3 Voting Common Stock. Holders of Voting Common Stock are entitled to one vote per share on all matters required by Florida law to be approved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled.

Section 4.4 Special Common Stock. The Board of Directors is authorized to provide for the issuance of the Special Common Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the limitations and relative rights of each class and each series. Each class or series of Special Common Stock (1) shall bear dividends, pari passu with dividends on the Common Stock, in such amount as the Board of Directors shall determine, (2) shall vote together with the Common Stock, and not separately as a class except where otherwise required by law, on all matters on which the Common Stock is entitled to vote, unless the Board of Directors determines that any such class or series shall have limited voting rights or shall not be entitled to vote except as otherwise required by law, (3) may be convertible or redeemable on such terms as the Board of Directors may determine, and (4) may have such other relative rights and limitations as the Board of Directors is allowed by law to determine.

ARTICLE 5

                                 REIT PROVISIONS

Section 5.1 Definitions.  For the  purposes  of this  Article 5, the  following terms shall have the following meanings:

(a) "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights, unless, as a result, the acquirer would be considered a Beneficial Owner as defined below. The term "Acquisition" shall have the correlative meaning.

(b) "Actual Owner" shall mean, with respect to any Capital Stock, that Person who is required to include in its gross income any dividends paid with respect to such Capital Stock.

(c) "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock, either directly or indirectly, under Section 542(a)(2) of the Code, taking into account for this purpose (i) constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise); and (ii) any future amendment to the Code which has the effect of modifying the
      ownership rules  under  Section   542(a)(2)  of  the  Code.   The  terms
      "Beneficial   Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended. In the event of any future amendments to the Code involving the renumbering of Code sections, the Board of Directors may, in its sole discretion, determine that any reference to a Code section herein shall mean the successor Code section pursuant to such amendment.

(e) "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock, either directly or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner', "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

(f) "Existing Holder" shall mean any of The Regency Group, Inc., MEP, Ltd., and The Regency Group II, Ltd. (and any Person who is a Beneficial Owner
      of Capital Stock as  a  result  of   attribution  of the  Beneficial
      Ownership from any of the Persons previously identified) who at the opening of business on the date after the Initial Public Offering was the Beneficial Owner of Capital Stock in excess of the Ownership Limit; and any Person who Acquires Beneficial Ownership from another Existing Holder, except by Acquisition on the open market, so long as, but only so long as, such Person Beneficially Owns Capital Stock in excess of the Ownership Limit.

(g) "Existing Holder Limit" for an Existing Holder shall mean, initially, the percentage by value of the outstanding Capital Stock Beneficially Owned by such Existing Holder at the opening of business on the date after the Initial Public Offering, and after any adjustment pursuant to Section 5.8 hereof, shall mean such percentage of the outstanding Capital Stock as so adjusted; provided, however, that the Existing Holder Limit shall not be a percentage which is less than the Ownership Limit or in excess of 9.8%. Beginning with the date after the Initial Public Offering, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

(h) "Initial Public Offering" means the closing of the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

(i) "Non-U.S. Person" shall mean any Person who is not (i) a citizen or resident of the United States, (ii) a partnership created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), (iii) a corporation created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia), or (iv) any estate or trust (other than a foreign estate or foreign trust, within the meaning of Section 7701(a)(31) of the Code).

(j) "Ownership Limit" shall initially mean 7% by value of the outstanding Capital Stock of the Corporation, and after any adjustment as set forth in
      Section 5.9, shall mean such greater percentage (but not greater than 9.8%) by value of the outstanding Capital Stock as so adjusted.

(k) "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter retained by the Company which participates in a public offering of the Capital Stock for a period of 90 days following the purchase by such underwriter of the Capital Stock, provided that ownership of Capital Stock by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation failing to quality as a REIT.

(l) "REIT" shall mean a real estate investment trust under Section 856 of the Code.

(m) "Redemption Price" shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported sales price, regular way, on the New York Stock Exchange of the relevant class of Capital Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the relevant class of Capital Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices, regular way, of such class of Capital Stock (or, if sales prices, regular way, are not reported, the average of the closing bid and asked prices) on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if such class of Capital Stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of such class of Capital Stock on the relevant date.

(n) "Related Tenant Owner" shall mean any Constructive Owner who also owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such Tenant, (ii) 10% of the total number of shares of all classes of stock of such Tenant, or (iii) if such Tenant is not a corporation, 10% of the assets or net profits of such Tenant.

(o) "Related Tenant Limit" shall mean 9.8% by value of the outstanding Capital Stock of the Corporation.

(p) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section 5.13 that it is no longer in the best interest of the Corporation to attempt to, or continue to, qualify as a REIT.

(q) "Special Shareholder" shall mean any of (i) Security Capital U.S. Realty, Security Capital Holdings S.A. and any Affiliate (as such term is defined in the Stockholders Agreement) of Security Capital U.S. Realty or Security Capital Holdings S.A., (ii) any Investor (as such term is defined in Section 5.2 of the Stockholders Agreement), (iii) any bona fide financial institution to whom Capital Stock is Transferred in connection with any bona fide indebtedness of any Investor or any Person previously identified, (iv) any Person who is considered a Beneficial Owner of Capital Stock as a result of the attribution of Beneficial Ownership from any of the Persons previously identified and (v) any one or more Persons who Acquire Beneficial Ownership from a Special Shareholder, except by Acquisition on the open market.

(r) "Special Shareholder Limit" for a Special Shareholder shall mean, initially, 45% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation and after any adjustment pursuant to
      Section 5.8 shall mean the percentage of the outstanding Capital Stock as so adjusted; provided, however, that if any Person and its Affiliates (taken as a whole), other than the Special Shareholder, shall directly or indirectly own in the aggregate more than 45% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation, the
      definition of "Special Shareholder   Limit"  shall  be  revised  in
      accordance   with  Section  5.8  of  the Stockholders   Agreement.
      Notwithstanding   the   foregoing   provisions  of   this definition,  if,
      as the result of any Special Shareholder's ownership (taking into account for this purpose constructive ownership under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of shares of Capital Stock, any Person who is an individual within the meaning of
      Section 542(a)(2) of the Code (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) and who is the Beneficial Owner of any interest in a Special Shareholder would be considered to Beneficially Own more than 9.8% of the outstanding shares of Capital Stock, then unless such individual reduces his or her interest in the Special Shareholder so that such Person no longer Beneficially Owns more than 9.8% of the outstanding shares of Capital Stock, the Special Shareholder Limit shall be reduced to such percentage as would result in such Person not being considered to Beneficially Own more than 9.8% of the outstanding Shares of Capital Stock. Notwithstanding anything contained herein to the contrary, in no event shall the Special Shareholder Limit be reduced below the Ownership Limit. At the request of the Special Shareholders the Secretary of the Corporation shall maintain and, upon request, make available to each Special Shareholder a schedule which sets forth the then current Special Shareholder Limits for each Special Shareholder.

(s) "Stock Purchase Agreement" shall mean that Stock Purchase Agreement dated as of June 11, 1996, by and among the Corporation, Security Capital Holdings S.A., and Security Capital U.S. Realty, as the same may be amended from time to time.

(t) "Stockholders Agreement" shall mean that Stockholders Agreement dated as of July 10, 1996, by and among the Corporation, Security Capital Holdings S.A., and Security Capital U.S. Realty, as the same may be amended from time to time.

(u) "Tenant" shall mean any tenant of (i) the Corporation, (ii) a subsidiary of the Corporation which is deemed to be a "qualified REIT subsidiary" under Section 856(i)(2) of the Code, or (iii) a partnership in which the Corporation or one or more of its qualified REIT subsidiaries is a partner.

(v) "Transfer" shall mean any sale, transfer, gift, assignment, devise, or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on the Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible or exchangeable for Capital Stock), whether voluntarily or involuntarily, whether of record or Beneficially, and whether by operation of law or otherwise; provided, however, that any bona fide pledge of Capital Stock shall not be deemed a Transfer until such time as the pledgee effects an actual change in ownership of the pledged shares of Capital Stock.

Section 5.2  Restrictions  on  Transfer.  Except as provided in Section 5.11 and
Section 5.16, during the period commencing at the Initial Public Offering:

(a) No Person (other than an Existing Holder or a Special Shareholder) shall Beneficially Own Capital Stock in excess of the Ownership Limit, no Existing Holder shall Beneficially Own Capital Stock in excess of the Existing Holder Limit for such Existing Holder and no Special Shareholder shall Beneficially Own Capital Stock in excess of the Special Shareholder Limit.

(b) No Person shall Constructively Own Capital Stock in excess of the Related Tenant Limit for more than thirty (30) days following the date such Person becomes a Related Tenant Owner.

(c) Any Transfer that, if effective, would result in any Person (other than an Existing Holder or a Special Shareholder) Beneficially Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

(d) Any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Capital Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall Acquire no rights in such Capital Stock.

(e) Any Transfer that, if effective, would result in any Special Shareholder Beneficially Owning Capital Stock in excess of the applicable Special Shareholder Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Special Shareholder in excess of the applicable Special Shareholder Limit, and such Special Shareholder shall Acquire no rights in such Capital Stock.

(f) Any Transfer that, if effective, would result in any Related Tenant Owner Constructively Owning Capital Stock in excess of the Related Tenant Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit, and the intended transferee shall Acquire no rights in such Capital Stock.

(g) Any Transfer that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (within the meaning of Section 856(a)(5) of the Code) shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise beneficially owned by the transferee, and the intended transferee shall Acquire no rights in such Capital Stock.

(h) Any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the portion of any Transfer of the Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall Acquire no rights in such Capital Stock.

(i)   Any   other   Transfer   that,   if   effective,   would   result  in  the
      disqualification of the Corporation as a REIT by virtue of actual, Beneficial or Constructive Ownership of Capital Stock shall be void ab initio as to such portion of the Transfer resulting in the disqualification, and the intended transferee shall Acquire no rights in such Capital Stock.

Section 5.3 Remedies for Breach.
-------------------------------

(a) If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 5.2 or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that would result in a violation of Section 5.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, subject, however, in all cases to the provisions of Section 5.16.

(b) Without limitation to Sections 5.2 and 5.3(a), any purported transferee of shares Acquired in violation of Section 5.2 and any Person retaining shares in violation of Section 5.2(b) shall be deemed to have acted as agent on behalf of the Corporation in holding those shares Acquired or retained in violation of Section 5.2 and shall be deemed to hold such shares in trust on behalf of and for the benefit of the Corporation. Such shares shall be deemed a separate class of stock until such time as the shares are sold or redeemed as provided in Section 5.3(c). The holder shall have no right to receive dividends or other distributions with respect to such shares, and shall have no right to vote such shares. Such holder shall have no claim, cause of action or any other recourse whatsoever against any transferor of shares Acquired in violation of Section 5.2. The holder's sole right with respect to such shares shall be to receive, at the Corporation's sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to Section 5.3(c) or
      (ii) the Redemption Price pursuant to Section 5.3(c). Any distribution by the Corporation in respect of such shares Acquired or retained in violation of Section 5.2 shall be repaid to the Corporation upon demand.

(c) The Board of Directors shall, within six months after receiving notice of a Transfer or Acquisition that violates Section 5.2 or a retention of shares in violation of Section 5.2(b), either (in its sole and absolute discretion, subject to the requirements of Florida law applicable to redemption) (i) direct the holder of such shares to sell all shares held in trust for the Corporation pursuant to Section 5.3(b) for cash in such manner as the Board of Directors directs or (ii) redeem such shares for the Redemption Price in cash on such date within such six month period as the Board of Directors may determine. If the Board of Directors directs the holder to sell the shares, the holder shall receive such proceeds as the trustee for the Corporation and pay the Corporation out of the proceeds of such sale (i) all expense incurred by the Corporation in connection with such sale, plus (ii) any remaining amount of such proceeds that exceeds the amount paid by the holder for the shares, and the holder shall be entitled to retain only the amount of such proceeds in excess of the amount required to be paid to the Corporation.

Section 5.4 Notice of Restricted Transfer. Any Person who Acquires, attempts or intends to Acquire, or retains shares in violation of Section 5.2 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, attempted or intended Transfer, or retention, on the Corporation's status as a REIT.

Section 5.5 Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(a) Every shareholder of record of more than 5% by value (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record shareholder, the number and class of shares of Capital Stock Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Capital Stock of the Corporation as nominee for another Person, which Person is required to include in its gross income the dividends received on such Capital Stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number and class of shares of such Actual Owner with respect to which the shareholder of record is nominee. Each such shareholder of record shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

(b) Every Actual Owner of more than 5% by value (or such lower percentage as required by the Code or Regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation who is not a shareholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number and class of shares Beneficially Owned, and a description of how such shares are held.

(c) Each Person who is a Beneficial Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

(d) Nothing in this Section 5.5 or any request pursuant hereto shall be deemed to waive any limitation in Section 5.2.

Section 5.6 Remedies Not Limited. Except as provided in Section 5.15, nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the
Corporation and the interests of its shareholders in preserving the Corporation's status as a REIT.

Section 5.7 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article 5, including without limitation any definition contained in Section 5.1 and any determination of Beneficial Ownership, the Board of Directors in its sole discretion shall have the power to determine the application of the provisions of this Article 5 with respect to any situation based on the facts known to it.

Section 5.8 Modification of Existing Holder Limits and Special Shareholder Limits. Subject to the provisions of Section 5.10, the Existing Holder Limits may or shall, as provided below, be modified as follows:

(a) Any Existing Holder or Special Shareholder may Transfer Capital Stock to another Person, and, so long as such Transfer is not on the open market, any such Transfer will decrease the Existing Holder Limit or Special Shareholder Limit, as applicable, for such transferor (but not below the Ownership Limit) and increase the Existing Holder Limit or Special Shareholder Limit, as applicable, for such transferee by the percentage of the outstanding Capital Stock so transferred. The transferor Existing Holder or Special Shareholder, as applicable, shall give the Board of Directors of the Corporation prompt written notice of any such transfer. Any Transfer by an Existing Holder or Special Shareholder on the open market shall neither reduce its Existing Holder Limit or Special Shareholder Limit, as applicable, nor increase the Ownership Limit, Existing Holder Limit or Special Shareholder Limit of the
      transferee.(b)   Any grant of Capital Stock or a stock option  pursuant to
      any benefit plan for directors or employees shall increase the Existing Holder Limit or Special Shareholder Limit for the affected Existing Holder or Special Shareholder, as the case may be, to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of the Capital Stock granted or issuable under such employee benefit plan.

(c) The Board of Directors may reduce the Existing Holder Limit of any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Article 5 by such Existing Holder on the open market.

(d) Any Capital Stock issued to an Existing Holder or Special Shareholder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Existing Holder Limit or Special Shareholder Limit, as the case may be, for the Existing Holder or Special Shareholder to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of such Capital Stock.

(e) Any Capital Stock issued to an Existing Holder or Special Shareholder in exchange for the contribution or sale to the Corporation of real property, including Capital Stock issued pursuant to an "earn-out" provision in connection with any such sale, shall increase the Existing Holder Limit or Special Shareholder Limit, as the case may be, for the Existing Holder or Special Shareholder to the maximum extent possible under Section 5.10 to permit the Beneficial Ownership of such Capital Stock.

(f) The Special Shareholder Limit shall be increased, from time to time, whenever there is an increase in Special Shareholders' percentage ownership (taking into account for this purpose constructive ownership under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the
      Code) of the Capital Stock (or any other capital stock) of the Corporation due to any event other than the purchase of Capital Stock (or any other capital stock) of the Corporation by a Special Shareholder, by an amount equal to such percentage increase multiplied by the Special Shareholder Limit.

(g) The Board of Directors may reduce the Special Shareholder Limit for any Special Shareholder and the Existing Holder Limit for any Existing Holder, as applicable, after the lapse (without exercise) of an option described in Clause (b) of this Section 5.8 by the percentage of Capital Stock that the option, if exercised, would have represented, but in either case no Existing Holder Limit or Special Shareholder Limit shall be reduced to a percentage which is less than the Ownership Limit.

Section 5.9 Modification of Ownership Limit. Subject to the limitations provided in Section 5.10, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

Section 5.10 Limitations on Modifications. Notwithstanding any other provision of his Article 5:

(a) Neither the Ownership Limit, the Special Shareholder Limit nor any Existing Holder Limit may be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542(a)(2) of the Code (taking into account all of the then Existing Holders and Special Shareholders) could Beneficially Own, in the aggregate, more than 49.5% by value of the outstanding Capital Stock.

(b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 5.8 or 5.9, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or insure the Corporation's status as a REIT.

(c) No Existing Holder Limit or Special Shareholder Limit may be a percentage which is less than the Ownership Limit.

(d) The Ownership Limit may not be increased to a percentage which is greater than 9.8%.

Section 5.11 Exceptions. The Board of Directors may, upon receipt of either a certified copy of a ruling of the Internal Revenue Service, an opinion of counsel satisfactory to the Board of Directors or such other evidence as the Board of Directors deems appropriate, but shall in no case be required to, exempt a Person (the "Exempted Holder") from the Ownership Limit, the Special Shareholder Limit, the Existing Holder Limit or the Related Tenant Limit, as the case may be, if the ruling or opinion concludes or the other evidence shows (A) that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of the shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of Capital Stock that will violate the Ownership Limit, the Special Shareholder Limit or the applicable Existing Holder Limit, as the case may be, or (B) in the case of an exception of a Person from the Related Tenant Limit that the exemption from the Related Tenant Limit would not cause the Corporation to fail to qualify as a REIT. The Board of Directors may condition its granting of a waiver on the Exempted Holder's agreeing to such terms and conditions as the Board of Directors determines to be appropriate in the circumstances.

Section 5.12 Legend. All certificates representing shares of Capital Stock of the Corporation shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles. The form and content of such legend shall be determined by the Board of Directors.

Section 5.13 Termination of REIT Status. The Board of Directors may revoke the Corporation's election of REIT status as provided in Section 856(g)(2) of the Code if, in its discretion, the qualification of the Corporation as a REIT is no longer in the best interests of the Corporation. Notwithstanding any such revocation or other termination of REIT status, the provisions of this Article 5 shall remain in effect unless amended pursuant to the provisions of Article 10.

Section 5.14 Certain Transfers to Non-U.S. Persons Void. Any Transfer of shares of Capital Stock of the Corporation to any Person (other than a Special Shareholder) that results in the fair market value of the shares of Capital Stock of the Corporation owned directly and indirectly by Non-U.S. Persons to comprise 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation (determined, until the 15% Termination Date (as defined in the Stockholders Agreement), if any, by assuming that the Special Shareholders are Non-U.S. Persons, and own a percentage of the outstanding shares of Common Stock of the Corporation equal to 45%, on a fully diluted basis), shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise, (i) be prohibited from being voted at any time such securities result in the fair market value of the shares of Capital Stock of the Corporation owned directly and indirectly by Non-U.S. Persons to comprise 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation (determined, until the 15% Termination Date, if any, assuming that the Special Shareholders are Non-U.S. Persons, and own a percentage of the outstanding shares of Common Stock of the Corporation equal to 45%, on a fully diluted basis), (ii) not be entitled to dividends with respect thereto, (iii) be considered held in trust by the transferee for the benefit of the Corporation and shall be subject to the provisions of Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2, and (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

Section 5.15 Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and the application of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Section 5.16 New York Stock Exchange Transactions. Nothing in this Article 5 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange."

ARTICLE 6

                           REGISTERED OFFICE AND AGENT

Section 6.1 Name and Address. The street address of the registered office of the Corporation is 200 Laura Street, Jacksonville, Florida 32202, and the name of the initial registered agent of this Corporation at that address is F & L Corp.

ARTICLE 7

                                    DIRECTORS

Section 7.1 Number. The number of directors may be increased or diminished from time to time by the bylaws, but shall never be more than fifteen (15) or less than three (3).

Section 7.2 Classification. The Directors shall be classified into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

ARTICLE 8

                                     BYLAWS

Section 8.1 Bylaws. The Bylaws may be amended or repealed from time to time by either the Board of Directors or the shareholders, but the Board of Directors shall not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to amendment or repeal by the Board of Directors.

ARTICLE 9

                                 INDEMNIFICATION

Section 9.1 Indemnification. The Board of Directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

ARTICLE 10

                                    AMENDMENT

Section 10.1 Amendment. The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

      IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Restated Articles this 1st day of November, 1996.


                                       /s/ Martin E. Stein, Jr.
                                       ------------------------
                                       Martin E. Stein, Jr., President

                         ACCEPTANCE BY REGISTERED AGENT


      Having been named to accept service of process for the above-stated corporation, at the place designated in the above Articles of Incorporation, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties. I am familiar with and I accept the obligations of a registered agent.

                                       F & L CORP., Registered Agent


                                       /s/ Charles V. Hedrick
                                       ----------------------
                                       Charles V. Hedrick, Authorized Signatory


                                       Date:  November 4, 1996

004.160941.1
                                        7
004.160941.1

                       ADDENDUM TO RESTATED ARTICLES OF INCORPORATION
                                       of
                           REGENCY REALTY CORPORATION


                                 DESIGNATION OF
                         CLASS B NON-VOTING COMMON STOCK
                                 $0.01 PAR VALUE
             (Filed with the Florida Department of State on December 20, 1995)

                       Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act

                                      ----------------

      Pursuant to the authority expressly conferred upon the Board of Directors by Section 4.4 of the Restated Articles of Incorporation of the Corporation, as amended, in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act, the Board of Directors, at meetings duly held on October 23, 1995 and December 14, 1995, duly adopted the following resolution providing for an issue of a class of the Corporation's Special Common Stock to be designated Class B Non-Voting Common Stock, $0.01 par value. Shareholder action was not required with respect to such designation.

      "RESOLVED, that pursuant to the authority expressly granted to the Corporation's Board of Directors by Section 4.4 of the Restated Articles of Incorporation of the Corporation, as amended, the Board of Directors hereby establishes a class of the Corporation's Special Common Stock, $0.01 par value per share, and hereby fixes the designation, the number of shares and the relative rights, preferences and limitations thereof as follows:

            1. Designation. The designation of the class of Special Common Stock created by this resolution shall be Class B Non-Voting Convertible Common Stock, $0.01 par value (hereinafter referred to as "Class B Common Stock"), and the number of shares constituting such class shall be two million five hundred thousand (2,500,000) shares.

            2.    Dividend Rights.

                  (a) Subject to the rights of classes or series of Preferred Stock now in existence or which may from time to time come into existence, the holders of shares of Class B Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets legally available therefor, pari passu with any dividend (payable other than in voting common stock of the Corporation (hereinafter referred to as the "Common Stock")) on the Common Stock of the Corporation, in the amount per share equal to the Class B Dividend Amount, as in effect from time to time. The initial per share Class B Dividend Amount per annum shall be equal to $1.9369. Each calendar quarter hereafter (or if the Original Issue Date is not on the first day of a calendar quarter, the period beginning on the date of issuance and ending on the last day of the calendar quarter of issuance) is referred to hereinafter as a "Dividend Period." The amount of dividends payable with respect to each full Dividend Period for the Class B Common Stock shall be computed by dividing the Class B Dividend Amount by four. The amount of dividends on the Class B Common Stock payable with respect to the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, shall be computed ratably on the basis of the actual number of days in such Dividend Period. In the event of any change in the quarterly cash dividend per share applicable to the Common Stock after the date of these Articles of Amendment, the quarterly cash dividend per share on the Class B Common Stock shall be adjusted for the same dividend period by an amount computed by (1) multiplying the amount of the change in the Common Stock dividend (2) times the Conversion Ratio (as defined in Section 4.(a)).

                  (b) In the event the Corporation shall declare a distribution payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Corporation or other persons, (iii) assets (excluding cash dividends) or (iv) options or rights to purchase capital stock or evidences of indebtedness in the Corporation or other persons, then, in each such case for the purpose of this Section 2.(b), the holders of the Class B Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Class B Common Stock are or would be convertible (assuming such shares of Class B Common Stock were then convertible).

            3. Liquidation Preference. The holders of record of Class B Common Stock shall not be entitled to any liquidation preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of Class B Common Stock shall be treated pari passu with the holders of record of Common Stock, with each holder of record of Class B Common Stock being entitled to receive that amount which such holder would be entitled to receive if such holder had converted all its Class B Common Stock into Common Stock immediately prior to the liquidating distribution in question.

            4.    Conversion.

                  (a) Conversion Date and Conversion Ratio. Beginning on the three-year anniversary date of the Original Issue Date thereof (the "Third Anniversary"), the holders of shares of Class B Common Stock shall have the right, at their option, at any time and from time to time, to convert each such shares into 1.1901872 (hereinafter referred to as "Conversion Ratio", which shall be subject to adjustment as hereinafter provided) shares of fully paid and nonassessable shares of Common Stock; provided, however, that no holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock into Common Stock pursuant to the foregoing provision, if, as a result of such conversion such person (x) would become the Beneficial Owner of more than 4.9% of the Corporation's outstanding Common Stock (the "Percentage Limit"), or (y) would acquire upon such conversion during any consecutive three-month period more than 495,911 shares of Common Stock (the "Share Limit," which shall be subject to adjustment as hereinafter provided). Beneficial Owner shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 (or any successor provision thereto). Notwithstanding the foregoing, such conversion right may be exercised from time to time after the Third Anniversary irrespective of the Percentage Limit or the Share Limit (and no conversion limit shall apply) as follows:

            (A) If the holder duly exercises piggyback registration rights in connection with an underwritten public offering pursuant to a Registration Rights Agreement executed by the Corporation on August 25, 1995, the holder shall be entitled to convert shares of Class B Common Stock effective at the closing of the offering in an amount sufficient to enable the holder to honor its sale obligations to the underwriters at such closing, even though the amount so converted exceeds the Percentage Limit or the Share Limit; and

            (B) If (x) the holder arranges for the sale of Common Stock issuable upon conversion of Class B Common Stock in a transaction that complies with applicable securities laws and with the Corporation's Amended and Restated Articles of Incorporation as then in effect which transaction will not be effected on a securities exchange or through an established quotation system or in the over-the-counter market, and (y) the holder provides the Corporation with copies of written documentation relating to the transaction sufficient to enable the Corporation to determine whether the transaction meets the requirements of the preceding clause, the holder shall be entitled to convert shares of Class B Common Stock effective at the closing of the sale in an amount sufficient for the holder to effect the transaction at such closing, even though the amount so converted exceeds the Percentage Limit or the Share Limit.

      In addition, notwithstanding the foregoing, the conversion right set forth above may be exercised without regard to the Percentage Limit or the Share Limit (and no conversion limit shall apply) before the Third Anniversary if one of the following conditions has occurred:

                        (i) For any two consecutive fiscal quarters, the aggregate amount outstanding as of the end of the quarter under (1) all mortgage indebtedness of the Corporation and its consolidated entities and
      (2) unsecured indebtedness of the Corporation and its consolidated entities for money borrowed that has not been made generally subordinate to any other indebtedness for borrowed money of the Corporation or any consolidated entity exceeds sixty five percent (65%) of the amount arrived at by (A) taking the Corporation's consolidated gross revenues less property-related expenses, including real estate taxes, insurance, maintenance and utilities, but excluding depreciation, amortization and corporate general and administrative expenses, for the quarter in question and the immediately preceding quarter, (B) multiplying the amount in clause A by two (2), and (C) dividing the resulting product in clause B by nine percent (9%) (all as such items of indebtedness, revenues and expenses are reported in consolidated financial statements contained in the Corporation's Form 10-Ks and Form 10-Qs as filed with the Securities and Exchange Commission); or

                        (ii) In the event that (1) Martin E. Stein, Jr. has ceased to be an executive officer of the Corporation, or (2) Bruce M. Johnson and any one of (a) Richard E. Cook, (b) Robert C. Gillander, Jr. or (c) James D. Thompson have ceased to be executive officers of the Corporation, or (3) all of Richard E. Cook, Robert C. Gillander, Jr., and James. D. Thompson have ceased to be executive officers of the Corporation; or

                        (iii) If (A) the Corporation shall be party to, or shall have announced or entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets (each of the foregoing being referred to herein as a "Transaction")), in each case as a result of which shares of Common Stock shall have been or will be converted into the right to receive stock, securities or other property (including cash or any combination thereof) or which has resulted or will result in the holders of Common Stock immediately prior to the Transaction owning less than 50% of the Common Stock after the Transaction, or (B) a "change of control" as defined in the next sentence occurs with respect to the Corporation. A change of control shall mean the acquisition (including by virtue of a merger, share exchange or other business combination) by one stockholder or a group of stockholders acting in concert of the power to elect a majority of the Corporation's board of directors. The Corporation shall notify the holder of Class B Common Stock promptly if any of the events listed in this Section 4.(a)(iii) shall occur.

      Calculations set forth in Section 4.(a)(i) shall be made without regard to unconsolidated indebtedness incurred as a joint venture partner, and the effect of any unconsolidated joint venture, including any income from such unconsolidated joint venture, shall be excluded for purposes of the calculation set forth in Section 4.(a)(i).

                  (b) Procedure for Conversion. In order to convert shares of Class B Common Stock into Common Stock, the holder thereof shall surrender the certificate(s) therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of any transfer agent for the Class B Common Stock, or if there is no such transfer agent, at the principal offices of the Corporation, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name(s) and address(es) in which such holder wishes the certificate(s) for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at said office a certificate or certificates for the number of shares of Common Stock issuable upon conversion of the shares of Class B Common Stock duly surrendered for conversion, to the person(s) entitled to receive the same. Shares of Class B Common Stock shall be deemed to have been converted immediately prior to the close of business on the date on which the certificates therefor and notice of election to convert the same are duly received by the Corporation in accordance with the foregoing provisions, and the person(s) entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as record holder(s) of such Common Stock as of the close of business on such date.

                  (c) No Fractional Shares. No fractional shares shall be issued upon conversion of the Class B Common Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Common Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (d )Payment of Adjusted Accrued Dividends Upon Conversion. On the next dividend payment date (or such later date as is permitted in this
Section 4.(d) following any conversion hereunder, the Corporation shall pay in cash Adjusted Accrued Dividends (as defined below) on shares of Class B Common Stock so converted. The holder shall be entitled to receive accrued and unpaid dividends accrued to and including the conversion date on the shares of Class B Common Stock converted (assuming that such dividends accrue ratably each day that such shares are outstanding), less an amount equal to the pre-conversion portion of the dividends paid on the shares of Common Stock issued upon such conversion the record date for which such Common Stock dividend occurs on or after the conversion date but before the three-month anniversary date of the conversion date (the "Subsequent Record Date"). The pre-conversion portion of such Common Stock dividend means that portion of such dividend as is attributable to the period ending on the conversion date, assuming that such dividend accrues ratably during the period that (i) begins on the day after the last Common Stock dividend record date occurring before such Subsequent Record Date and (ii) ends on such Subsequent Record Date. The term "Adjusted Accrued Dividends" means the amount arrived at through the application of the foregoing formula. Adjusted Accrued Dividends shall not be less than zero. The formula for Adjusted Accrued Dividends shall be applied to effectuate the Corporation's intent that the holder converting shares of Class B Common Stock to Common Stock shall be entitled to receive dividends on such shares of Class B Common Stock up to and including the conversion date and shall be entitled to the dividends on the shares of Common Stock issued upon such conversion which are deemed to accrue beginning on the first day after the conversion date, but shall not be entitled to dividends attributable to the same period for both the shares of Class B Common Stock converted and the shares of Common Stock issued upon such conversion.

The Corporation shall be entitled to withhold (to the extent consistent with the intent to avoid double dividends for overlapping portions of Class B Common Stock and Common Stock dividend periods) the payment of Adjusted Accrued Dividends until the Common Stock dividend declaration date for the applicable Subsequent Record Date, even though such date occurs after the applicable dividend payment date with respect to the Class B Common Stock, in which event the Corporation shall mail to each holder who converted Class B Common Stock a check for the Adjusted Accrued Dividends thereon within five (5) business days after such Common Stock dividend declaration date. Adjusted Accrued Dividends shall be accompanied by an explanation of how such Adjusted Accrued Dividends have been calculated. Adjusted Accrued Dividends shall not bear interest.

            5.    Adjustments.

                  (a) In the event the Corporation shall at any time (i) pay a dividend or make a distribution to holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio and the Share Limit shall be adjusted on the effective date of the dividend, distribution, subdivision or combination by multiplying the Conversion Ratio or the Share Limit (as the case may be) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision or combination.

                  (b) Whenever the Conversion Ratio and the Share Limit shall be adjusted as herein provided, the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Class B Common Stock a notice stating that the Conversion Ratio and the Share Limit has been adjusted and setting forth the adjusted Conversion Ratio and the Share Limit, together with an explanation of the calculation of the same.

                  (c) If the Corporation shall be party to any Transaction in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of each share of Class B Common Stock shall have the right, after such Transaction to convert such share pursuant to the conversion provisions hereof, into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such share of Class B Common Stock immediately prior to such Transaction. The Corporation shall not be party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 5.(c), and it shall not consent to or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Common Stock, thereby enabling the holders of the Class B Common Stock to receive the benefits of this Section 5.(c) and the other provisions of these Articles of Amendment. Without limiting the generality of the foregoing, provision shall be made for adjustments in the Conversion Ratio which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 5.(a). The provisions of this Section 5.(c) shall similarly apply to successive Transactions. In the event that the Corporation shall propose to effect any Transaction which would result in an adjustment under Section 5.(c), the Corporation shall cause to be mailed to the holders of record of Class B Common Stock at least 20 days prior to the applicable date hereinafter specified a notice stating the date on which such Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Transaction.

            6.    Other.

                  (a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the maximum number of shares of Common Stock issuable upon the conversion of all shares of Class B Common Stock then outstanding and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, in addition to such other remedies as shall be available to the holder of such Class B Common Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (b) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Class B Common Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer of shares of Class B Common Stock or any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Class B Common Stock so converted are registered, and the Corporation shall not be required to transfer any such shares of Class B Common Stock or to issue or deliver any such shares of Common Stock unless and until the person(s) requesting such transfer or issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

                  (c) The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out of all the provisions of these Articles of Amendment and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Class B Common Stock against impairment.

                  (d) Holders of Class B Common Stock shall be entitled to receive copies of all communications by the Corporation to its holders of Common Stock, concurrently with the distribution to such shareholders.

            7. Voting Rights. The holders of record of Class B Common Stock shall not be entitled to vote on any matter on which the holders of record of Common Stock are entitled to vote, except where a separate vote of the Class B Common Stock is required by law.

            8. Reacquired Shares. Shares of Class B Common Stock converted redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Non-Voting Common Stock without designation as to class or series.

004.160941.1
                                        2
004.160941.1

                              ARTICLES OF AMENDMENT
                                       OF
                           REGENCY REALTY CORPORATION


      This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006, Florida Business Corporation Act, amendments to the Articles of Incorporation, as restated on November 4, 1996, were approved by the Board of Directors at a meeting held on January 27, 1997 and adopted by the shareholders of the corporation on June 12, 1997. The only voting group entitled to vote on the adoption of the amendment to the Articles of Incorporation consists of the holders of the corporation's common stock. The number of votes cast by such voting group was sufficient for approval by that voting group. The Restated Articles of Incorporation of the Company are hereby amended as follows (amended language is underscored):

      Section 4.1 is amended to read as follows:

            "Section 4.1 Authorized Capital. The maximum number of shares of stock which the corporation is authorized to have outstanding at any one time is one hundred seventy million (170,000,000) shares (the "Capital Stock") divided into classes as follows:

                  (a) Ten million  (10,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section 4.2;

                  (b) One hundred fifty million  (150,000,000)  shares of voting common stock having a par value of $0.01 per share (the "Common Stock"); and

                  (c) Ten million  (10,000,000)  shares of common stock having a par value of $0.01 per share (the "Special Common Stock") and which may be issued in one or more classes or series as further described in Section 4.4.

      All such shares shall be issued fully paid and non assessable."

      Section 5.14 is hereby amended in its entirety to read as follows:

            "Section 5.14 Certain Transfers to Non-U.S. Persons Void. Any Transfer of shares of Capital Stock of the Corporation to any Person (other than a Special Shareholder) that results in the fair market value of the shares of Capital Stock of the Corporation owned directly and indirectly by Non-U.S. Persons to comprise 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation (determined, until the 15% Termination Date (as defined in the Stockholders Agreement), if any, by assuming that the Special Shareholders
      (i) are Non-U.S. Persons and (ii) own (A) a percentage of the outstanding shares of Common Stock of the Corporation equal to 45%, on a fully diluted basis, and (B) a percentage of the outstanding shares of each class of Capital Stock of the Corporation (other than Common Stock) equal to the quotient obtained by dividing the sum of its actual ownership thereof and, without duplication of shares included in clause (A), the shares it has a right to acquire by the number of outstanding shares of such class
      (clauses (i) and (ii) are referred to collectively as the "Presumption") shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise, (i) be prohibited from being voted at any time such securities result in the fair market value of the shares of Capital Stock of the Corporation owned directly and indirectly by Non-U.S. Persons to comprise 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation (determined, until the 15% Termination Date, if any, by applying the Presumption, (ii) not be entitled to dividends with respect thereto, (iii) be considered held in trust by the transferee for the benefit of the Corporation and shall be subject to the provisions of Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2, and (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders. The Special Shareholders may, in their sole discretion, with prior notice to and the approval of the Board of Directors, waive in writing all or any portion of the Presumption, on such terms and conditions as they in their sole discretion determine.

      IN WITNESS WHEREOF, the undersigned Executive Vice President of this corporation has executed these Articles of Amendment this 12th day of June, 1997.


                                       /s/ Bruce M. Johnson
                                       Bruce M. Johnson, Managing Director

004.160941.1
                                        2
004.160941.1


                               ARTICLES OF MERGER
                                       OF
                         RRC FL TWO, INC. AND REGENCY ATLANTA, INC.
                                  WITH AND INTO
                           REGENCY REALTY CORPORATION


      Pursuant to the provisions of Sections 607.1105 and 607.1107 of the Florida Business Corporation Act (the "Florida Act") and Sections 14-2-1105 and 14-2-1107 of the Georgia Business Corporation Code (the "Georgia Act"), the undersigned corporations enter into these Articles of Merger by which RRC FL Two, Inc., a Florida corporation and Regency Atlanta, Inc., a Georgia corporation, both of which are wholly owned subsidiaries of Regency Realty Corporation, shall be merged with and into Regency Realty Corporation, a Florida corporation, and Regency Realty Corporation shall be the surviving corporation, in accordance with a Plan of Merger (the "Plan"), adopted pursuant to Section
607.1104 of the Florida Act and Section 14-2-1104 of the Georgia Act, and the undersigned corporations hereby certify as follows:

      FIRST, a copy of the Plan is attached hereto and made a part hereof.

      SECOND, the merger shall become effective at the close of business on the date on which these Articles of Merger are filed with the Department of State of Florida and the Secretary of State of Georgia.

      THIRD, pursuant to Sections 607.1101 and 607.1103 of the Florida Act, the Plan was adopted the Board of Directors of Regency Realty Corporation on February 3, 1998. Shareholder approval of the Plan was not required. Pursuant to Sections 607.1101 and 607.1103 of the Florida Act, the Plan was adopted the Board of Directors of RRC FL Two, Inc. on February 3, 1998. Shareholder approval of the Plan was not required. Pursuant to Sections 14-2-1101 and 14-2-1103 of the Georgia Act, the Plan was adopted by the Board of Directors of Regency Atlanta, Inc. on February 3, 1998. Shareholder approval of the Plan was not required.

      IN WITNESS WHEREOF, these Articles of Merger have been executed by RRC FL Two, Inc. and Regency Atlanta, Inc., as the merging corporations, and by Regency Realty Corporation, as surviving corporation, this 16th day of February, 1998.



WITNESSES                           RRC FL TWO, INC., a Florida corporation


/s/ Yona C. Sharp
Yona C. Sharp                         By:     /s/ J. Christian Leavitt
                                       -----------------------------
                                          J. Christian Leavitt, Vice President
                                          121 West Forsyth Street, Suite 200
/s/ Karen R. Peterson                           Jacksonville, Florida 32202
------------------------------------
Karen R. Peterson

                                    REGENCY ATLANTA, INC., a Georgia
                                    corporation


/s/ Yona C. Sharp
Yona C. Sharp                          By:     /s/ J. Christian Leavitt
                                       -----------------------------
                                          J. Christian Leavitt, Vice President
                                          121 West Forsyth Street, Suite 200
/s/ Karen R. Peterson                           Jacksonville, Florida 32202
------------------------------------
Karen R. Peterson

                              REGENCY REALTY CORPORATION,
                              a Florida corporation


/s/ Yona C. Sharp
Yona C. Sharp                         By:     /s/ J. Christian Leavitt
                                       -----------------------------
                                          J. Christian Leavitt, Vice President
                                          121 West Forsyth Street, Suite 200
/s/ Karen R. Peterson                           Jacksonville, Florida 32202
------------------------------------
Karen R. Peterson

STATE OF FLORIDA
COUNTY OF DUVAL

      The foregoing instrument was acknowledged before me this 16th day of February, 1998, by J. Christian Leavitt, Vice President of RRC FL Two, Inc. Such person did take an oath and: (notary must check applicable box)

|X|   is/are personally known to me.

o     produced a current Florida driver's license as identification.

o     produced _______________________________ as identification.


{Notary Seal must be affixed}             /s/ Yona C. Sharp
                                    -----------------------
                              Signature of Notary

                          Yona C. Sharp
                Name of Notary (Typed, Printed or Stamped)

       Commission Number (if not legible on seal):  CC 5798957

       My  Commission  Expires (if not  legible on seal): September 15, 2000

STATE OF FLORIDA
COUNTY OF DUVAL

      The foregoing instrument was acknowledged before me this 16th day of February, 1998, by J. Christian Leavitt, Vice President of Regency Atlanta, Inc. Such person did take an oath and: (notary must check applicable box)

|X|   is/are personally known to me.

o     produced a current Florida driver's license as identification.

o     produced _______________________________ as identification.


{Notary Seal must be affixed}       \/s/ Yona C. Sharp
                                    -----------------------
                                    Signature of Notary

                                    Yona C. Sharp
                              Name of Notary (Typed, Printed or Stamped)

         Commission Number (if not legible on seal):  CC 578957


My  Commission  Expires (if not  legible on seal):  September 15, 2000

STATE OF FLORIDA
COUNTY OF DUVAL

      The foregoing instrument was acknowledged before me this 16th day of February, 1998, by J. Christian Leavitt, Vice President of Regency Realty Corporation. Such person did take an oath and:(notary must check applicable box)


|X|   is/are personally known to me.

o     produced a current Florida driver's license as identification.

o     produced _______________________________ as identification.


{Notary Seal must be affixed}          /s/ Yona C. Sharp
                                       -----------------------
                                       Signature of Notary

                                    Yona C. Sharp
                              Name of Notary (Typed, Printed or Stamped)

                         Commission Number (if not legible on seal):  CC 578957

My  Commission  Expires (if not  legible on seal):  September 15,2000

                                 PLAN OF MERGER


      This Plan of Merger (the "Plan") provides for the merger of RRC FL TWO, INC., a Florida corporation, and REGENCY ATLANTA, INC., a Georgia corporation, with and into REGENCY REALTY CORPORATION, a Florida corporation as follows:

1.Merger of Subsidiaries  into Parent. RRC FL Two, Inc. and Regency Atlanta,
  Inc. (the "Merging Corporations") are both wholly owned subsidiaries of Regency Realty Corporation (the "Surviving Corporation"). The Merging Corporations shall be merged with and into the Surviving Corporation, the separate corporate existence of the Merging Corporations shall cease and the Surviving Corporation shall be the surviving corporation.

2. Effective Date. The Merger shall become effective at the close of business on the date on which Articles of Merger are filed with the Florida Department of State and the Georgia Secretary of State (the "Effective Date").

3. Cancellation of Merging Corporation Stock. Each share of common stock of the Merging Corporations which is issued and outstanding on the Effective Date shall be deemed retired and canceled by virtue of the Merger, automatically, without any action on the part of the Merging Corporations or otherwise.

4. Effect of Merger. On the Effective Date, the separate existence of the Merging Corporations shall cease, and the Surviving Corporation shall succeed to all the rights, privileges, immunities, and franchises, and to all the property, real, personal and mixed, of the Merging Corporations, without the necessity for any separate transfer. The Surviving Corporation shall thereafter be responsible and liable for all liabilities and obligations of the Merging Corporations, including but not limited to the obligations of Regency Atlanta, Inc. as general partner of Regency Retail Partnership, L.P., and neither the rights of creditors nor any liens on the property of the Merging Corporations shall be impaired by the Merger. If at any time after the Effective Date the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Merging Corporations acquired or to be acquired as a result of the Merger, or (b) otherwise to carry out the purposes of this Plan, the Surviving Corporation and its officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Merging Corporations, all deeds, bills of sale, assignments and assurances, and to do, in the name and on behalf of the Merging Corporations, all other acts and things necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Merging Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Plan.

5. Waiver of Notice. The Surviving Corporation, being the sole shareholder of both of the Merging Corporations, by execution of the Articles of Merger waives the notice requirements of Section 607.1104 of the Florida Business Corporation Act and Section 14-2-1104 of the Georgia Business Corporation Code.

6. Abandonment. This Plan may be abandoned at any time prior to the Effective Date by either of the Merging Corporations or the Surviving Corporation, without further shareholder action and, if Articles of Merger have been filed with the Department of State of Florida, the Department of State of Alabama, and the Department of State of Georgia, by filing a Notice of Abandonment with each such Department.

004.160941.1
                                        2
004.160941.1

                           REGENCY REALTY CORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION


      This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006, Florida Business Corporation Act, amendments to
Section 5.14 of the Articles of Incorporation, as restated on November 4, 1996, were approved by the Board of Directors at a meeting held on December 5, 1997 and adopted by the shareholders of the corporation on May 26, 1998. The only voting group entitled to vote on the adoption of the amendment to Section 5.14 of the Articles of Incorporation consists of the holders of the corporation's common stock. The number of votes cast by such voting group was sufficient for approval by that voting group. Section 5.14 of the Restated Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

      "Section 5.14 Certain Transfers to Non-U.S. Persons Void. Any Transfer of shares of Capital Stock of the Corporation to any Person on or after the effective date of this Amendment shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein if the Transfer:

1. occurs prior to the 15% Termination Date and results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (other than a Special Shareholder who is a Non-U.S. Person) comprising five percent (5%) or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation; or

2. results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (including Special Shareholders who are Non-U.S. Persons) comprising fifty percent (50%) or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation.

      If either of the foregoing provisions is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise:

                  (i) be prohibited from being voted at any time such securities result in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (other than Special Shareholders who are Non-U.S. Persons) or by Non-U.S. Persons (including Special Shareholders who are Non-U.S. Persons) comprising five percent (5%) or more or fifty percent (50%) or more, respectively, of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation;

                  (ii)  not be entitled to dividends with respect thereto;

                  (iii) be considered  held in trust by the  transferee  for the benefit of the Corporation and shall be subject to the provisions of
            Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2; and

                  (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

      The Special Shareholders may, in their sole discretion, with prior notice to the Board of Directors, waive, alter or revise in writing all or any portion of the Transfer restrictions set forth in this Section 5.14 from and after the date on which such notice is given, on such terms and conditions as they in their sole discretion determine."

      IN WITNESS WHEREOF, the undersigned Chairman of this corporation has executed these Articles of Amendment this 26th day of May, 1998.



                           /s/ Martin E. Stein, Jr.

                           Martin E. Stein,  Jr.,  Chairman and Chief  Executive
                               Officer

004.160941.1
                                        3
004.160941.1




                               ARTICLES OF MERGER
                                       OF
                            REGENCY RETAIL CENTERS OF OHIO, INC.
                                  WITH AND INTO
                           REGENCY REALTY CORPORATION


Pursuant to the provisions of Sections 607.1104 and 607.1105 of the Florida Business Corporation Act (the "Florida Act"), the undersigned corporations enter into these Articles of Merger by which Regency Retail Centers of Ohio, Inc., an Ohio corporation shall be merged with and into Regency Realty Corporation, a Florida corporation, and Regency Realty Corporation shall be the surviving corporation, in accordance with an Agreement and Plan of Merger (the "Plan"), adopted pursuant to Section 607.1104 of the Act and Section 1701.80 of the Ohio General Corporation Law (the "Ohio Act"). The undersigned corporations hereby certify as follows:

      FIRST, a copy of the Plan is attached hereto and made a part hereof.

      SECOND, the merger shall become effective at the close of business on the date on which these Articles of Merger are filed with the Department of State of Florida and a Certificate of Merger is filed with the Secretary of State of Ohio.

      THIRD, pursuant to Section 607.1104 of the Florida Act and Section 1701.80 of the Ohio Act, the Plan was adopted the Board of Directors of Regency Realty Corporation, the sole shareholder of Regency Retail Centers of Ohio, Inc., on December 15, 1998. Approval by shareholders of Regency Realty Corporation was not required.

      IN WITNESS WHEREOF, these Articles of Merger have been executed by Regency Retail Centers of Ohio, Inc., as the merging corporation, and by Regency Realty Corporation., as the surviving corporation, this 28th day of December, 1998.

WITNESSES                                 REGENCY RETAIL CENTERS OF
                                          OHIO, INC., an Ohio corporation


_________________________________         By:
                                            J. Christian Leavitt, Vice President
                                            121 West Forsyth Street, Suite 200
_________________________________               Jacksonville, Florida 32202

                                          REGENCY REALTY CORPORATION., a
                                          Florida corporation


_________________________________         By:
                                            J. Christian Leavitt, Vice President
                                              121 West Forsyth Street, Suite 200
__________________________________              Jacksonville, Florida 32202


STATE OF FLORIDA
COUNTY OF DUVAL

      The foregoing instrument was acknowledged before me this 28th day of December, 1998, by J. Christian Leavitt, Vice President of Regency Retail Centers of Ohio, Inc. Such person did take an oath and: (notary must check applicable box)

|_|   is/are personally known to me.
|_|   produced a current Florida driver's license as identification.
|_|   produced _______________________________ as identification.


                                                 {Notary Seal must be affixed}
----------------------------------------------
Signature of Notary

----------------------------------------------
Name of Notary (Typed, Printed or Stamped)
Commission Number (if not legible on seal): __________________________ My Commission Expires (if not legible on seal): _______________________

STATE OF FLORIDA
COUNTY OF DUVAL

      The foregoing instrument was acknowledged before me this 28th day of December, 1998, by J. Christian Leavitt, Vice President of Regency Realty Corporation Such person did take an oath and: (notary must check applicable box)

|_|   is/are personally known to me.
|_|   produced a current Florida driver's license as identification.
|_|   produced _______________________________ as identification.


                                                 {Notary Seal must be affixed}
----------------------------------------------
Signature of Notary

----------------------------------------------
Name of Notary (Typed, Printed or Stamped)
Commission  Number  (if not  legible  on  seal):  __________________________
My Commission Expires (if not legible on seal):   _______________________

004.160941.1
                                        6
004.160941.1

                      ARTICLES OF MERGER AND PLAN OF MERGER
                                     Merging
                              PACIFIC RETAIL TRUST
 (a real estate investment trust formed under the laws of the State of Maryland)
                                 with and into
                           REGENCY REALTY CORPORATION
            (a corporation incorporated under the laws of the State of Florida)


      Pursuant to Sections 607.1101 and 607.1108, Florida Statutes and Sections 3-109 and 8-501.1 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

      Regency Realty Corporation, a corporation organized and existing under the laws of the State of Florida ("Regency"), and Pacific Retail Trust, a real estate investment trust formed and existing under the laws of the State of Maryland ("Pacific Retail"), agree that Pacific Retail shall be merged with and into Regency, the latter of which is to survive the merger, and hereby adopt the following Articles of Merger. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

      FIRST: The parties to these Articles of Merger are Pacific Retail, a real estate investment trust formed and existing under the laws of the State of Maryland, and Regency, a corporation organized and existing under the general laws of the State of Florida. Regency was incorporated on July 9, 1993 under the Florida Business Corporation Act (the "Florida Act") and qualified to do business in Maryland on February 9, 1999.

      SECOND: Pacific Retail shall be merged with and into Regency in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Code") and the Florida Act and Regency shall survive the merger and continue under its present name (the "Surviving Entity"). At the effective time of the merger (the "Effective Time"), the separate existence of Pacific Retail shall cease in accordance with the provisions of the Maryland Code. From and after the Effective Time, the Surviving Entity shall continue its existence as a corporation under the Florida Act, shall succeed to all of the rights, privileges, properties, real, personal and mixed, liabilities and other assets without the necessity of any separate deed or other transfer and shall be subject to all of the liabilities and obligations of Pacific Retail without further action by either of the parties hereto, and will continue to be governed by the laws of the State of Florida. If at any time after the Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Pacific Retail acquired or to be acquired as a result of the merger, or (b) otherwise to carry out the purposes of these Articles, the Surviving Entity and its officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of Pacific Retail, all deeds, bills of sale, assignments and assurances, and to do, in the name and on behalf of Pacific Retail, all other acts or things necessary, desirable or proper to vest, perfect or confirm the Surviving Entity's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Pacific Retail acquired or to be acquired as a result of the merger and otherwise to carry out the purposes of these Articles.

      THIRD: The principal office of Pacific Retail in the State of Maryland is located at 11 East Chase Street, the City of Baltimore, Maryland. The name and address of the registered agent of Regency is CSC - Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202 The principal office of Regency is located at 121 W. Forsyth Street, Suite 200, Jacksonville, Florida 32202. Neither Regency nor Pacific Retail owns any interest in land in any county in the State of Maryland or in Baltimore City.

      FOURTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by each party to these Articles of Merger in the manner and by the vote required by Regency's articles of incorporation and the Florida Act or Pacific Retail's declaration of trust and the Maryland Code, as the case may be.

      FIFTH: The merger was duly (a) advised by the board of directors of Regency by the adoption of a resolution declaring that the merger set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth in the resolution and directing that the proposed merger be submitted, together with the board's recommendation, for consideration at a special meeting of the shareholders of Regency and (b) approved by the shareholders of Regency on February 26, 1999 by the vote required by its articles of incorporation and the Florida Act. The only voting group of Regency entitled to vote on the adoption of the Plan was the holders of Regency Common Stock. The number of votes cast by such voting group was sufficient for approval by that group.

      SIXTH: The merger was duly (a) advised by the board of trustees of Pacific Retail by the adoption of a resolution declaring that the merger set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the shareholders of Pacific Retail and (b) approved by the shareholders of Pacific Retail on February 26, 1999 by the vote required by its declaration of trust and the Maryland Code.

      SEVENTH: The total number of shares of beneficial interest of all classes which Pacific Retail has authority to issue is 150,000,000 shares of beneficial interest, of the par value of $.01 each, all such shares having an aggregate par value of $1,500,000. Of such shares of beneficial interest, 142,739,448 shares are classified as common shares ("Pacific Retail Common Stock"), 1,130,276 shares have been classified as Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest ("Pacific Retail Series A Preferred Stock"), and 6,130,276 shares have been classified as Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest ("Pacific Retail Series B Preferred Stock").

      Immediately before the Effective Time, the total number of shares of stock of all classes which Regency had authority to issue is 170,000,000 shares, of the par value of $.01 each, all such shares having an aggregate par value of $1,700,000. Of such 170,000,000 shares, 150,000,000 shares were classified as common stock ("Regency Common Stock"), 10,000,000 shares were classified as Special Common Stock (of which 2,500,000 have been classified as Class B Non-Voting Stock) and 10,000,000 shares were classified as Preferred Stock (of which 1,600,000 have been classified as 8.125% Series A Cumulative Redeemable Preferred Stock). Immediately after the Effective Time, the total number of shares of stock of all classes which Regency has authority to issue is 170,000,000 shares, of the par value of $0.01 each, all such shares having an aggregate par value of $1,700,000. Of such 170,000,000 shares, 150,000,000 shares are classified as Regency Common Stock, 10,000,000 shares are classified as Special Common Stock (of which 2,500,000 are classified as Class B Non-Voting Common Stock) and 10,000,000 shares are classified as Preferred Stock (of which 542,532 shares have been classified as Series 1 Cumulative Convertible Redeemable Preferred Stock and 1,502,532 shares have been classified as Series 2 Cumulative Convertible Redeemable Preferred Stock and 1,600,000 have been classified as 8.125% Series A Cumulative Redeemable Preferred Stock).

      EIGHTH: As of the Effective Time, by virtue of the Merger and without any action on the part of Regency, Pacific Retail, or any holder of any of the following securities:

(a) Cancellation of Treasury Stock and Regency-Owned Shares of Beneficial Interest of Pacific Retail. Each share of beneficial interest of Pacific Retail that is owned by Pacific Retail or any subsidiary of Pacific Retail or Regency or any subsidiary of Regency shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(b) Conversion of Pacific Retail Common Stock. Each issued and outstanding share of Pacific Retail Common Stock, other than shares cancelled pursuant to paragraph (a) of this Article or shares as to which a demand for dissenter's rights has been duly perfected in accordance with the Maryland Code, shall be converted into the right to receive 0.48 validly issued, fully paid, and nonassessable shares of Regency Common Stock. The consideration to be issued to the holders of Pacific Retail Common Stock is referred to herein as the "Common Stock Merger Consideration." No fractional shares shall be issued as part of the Common Stock Merger Consideration.

(c) Conversion of Pacific Retail Series A Preferred Stock. Each issued and outstanding share of Pacific Retail Series A Preferred Stock, other than shares cancelled pursuant to paragraph (a) of this Article or shares as to which a demand for dissenters rights has been duly perfected in accordance with the Maryland Code, shall be converted into the right to receive 0.48 validly issued, fully paid and nonassessable shares of Series 1 Cumulative Convertible Redeemable Preferred Stock of Regency ("Regency Series 1 Preferred Stock"). The consideration to be issued to holders of Pacific Retail Series A Preferred Stock is referred to as the "Series A Merger Consideration."

(d) Conversion of Pacific Retail Series B Preferred Stock. Each issued and outstanding share of Pacific Retail Series B Preferred Stock, other than shares cancelled pursuant to paragraph (a) of this Article or shares as to which a demand for dissenters rights has been duly perfected in accordance with the Maryland Code, shall be converted into the right to receive 0.48 validly issued, fully paid and nonassessable shares of Series 2 Cumulative Convertible Redeemable Preferred Stock of Regency ("Regency Series 2 Preferred Stock"). The consideration to be issued to holders of Pacific Retail Series B Preferred Stock is referred to as the "Series B Merger Consideration." The Common Stock Merger Consideration, Series A Merger Consideration and Series B Merger Consideration are referred to collectively herein as the "Merger Consideration."

(e) No Fractional Shares. Each holder of Pacific Retail Common Stock, Pacific Retail Series A Preferred Stock or Pacific Retail Series B Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of (i) Regency Common Stock, (ii) Regency Series A Preferred Stock or (iii) Regency Series B Preferred Stock, as the case may be (after taking into account all shares of Pacific Retail Common Stock, Pacific Retail Series A Preferred Stock or Pacific Retail Series B Preferred Stock held of record by such holder at the Effective Time), shall receive, in lieu of such fraction of a share, cash in an amount arrived at by multiplying such fraction times the average closing price of a share of Regency Common Stock on the New York Stock Exchange on the ten (10) consecutive trading days ending on the fifth day immediately preceding the Effective Time.

(f) Cancellation and Retirement of Shares of Beneficial Interest of Pacific Retail. As of the Effective Time, all shares of beneficial interest of Pacific Retail converted into the right to receive the applicable Merger Consideration pursuant to this Article shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate evidencing any such shares of beneficial interest of Pacific Retail shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration in accordance with this Article, and any cash in lieu of fractional shares of Regency Common Stock, Regency Series 1 Preferred Stock or Regency Series 2 Preferred Stock paid in cash by Regency based on the average of the closing price of the Regency Common Stock on the New York Stock Exchange for the ten (10) consecutive trading days ending on the fifth day immediately preceding the Effective Time.

(g) Conversion of Pacific Retail Stock Options. Each option granted by Pacific Retail to purchase shares of Pacific Retail Common Stock (a "Pacific Retail Stock Option") which is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire such shares and shall be converted into an option to purchase shares of Regency Common Stock (a "Regency Stock Option") in an amount and at an exercise price determined as provided below and otherwise subject to the terms and conditions of Regency's Long-Term Omnibus Plan and the agreements evidencing grants thereunder but having the same vesting, exercise, and termination dates that such Pacific Retail Stock Options had immediately prior to the Effective Time except that departing officers' options shall fully vest and shall terminate on the dates set forth in agreements between the departing officers and Regency.

(i) the number of shares of Regency Common Stock to be subject to the new Regency Stock Option will be equal to the product of (A) the number of shares of Pacific Retail Common Stock subject to the existing Pacific Retail Stock Option immediately prior to the Effective Time and (B) the ratio of the value per share of Pacific Retail Common Stock immediately prior to the Effective Time to the value per share of Regency Common Stock immediately after the Effective Time, and

(ii) the exercise price per share of Regency Common Stock under the new Regency Stock Option will be equal to (A) the value per share of Regency Common Stock immediately after the Effective Time multiplied by (B) the ratio of the exercise price per share of Pacific Retail Common Stock to the value per share of Pacific Retail Common Stock immediately prior to the Effective Time.

      NINTH: The parties hereto intend that the execution of these Articles of Merger constitute the adoption of a "plan of reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1996, as amended.

      TENTH: The merger shall be effective at 11:59 p.m. Eastern Standard Time on February 28, 1999.

      ELEVENTH: The merger may be abandoned at any time prior to the Effective Time by either Pacific Retail or the Surviving Entity, without further shareholder action by filing a Notice of Abandonment with each state authority with which these Articles of Merger are filed.

      TWELFTH: The Articles of Incorporation of Regency shall continue to be the Articles of Incorporation of Regency on and after the Effective Time, except for the following amendments:

(a) The Articles of Incorporation of Regency are hereby amended to add the Certificate of Designations, Rights, Preferences and Limitations of Series 1 Cumulative Convertible Redeemable Preferred Stock of Regency attached hereto as Exhibit A.

(b) The Articles of Incorporation of Regency are hereby amended to add the Certificate of Designations, Rights, Preferences and Limitations of Series 2 Cumulative Convertible Redeemable Preferred Stock of Regency attached hereto as Exhibit B.

(c) Article V of the Articles of Incorporation of Regency is hereby amended as set forth in Exhibit C hereto.

      IN WITNESS WHEREOF, Regency Realty Corporation, a Florida corporation, and Pacific Retail Trust, a Maryland real estate investment trust, the entities parties to the merger, have caused these Articles of Merger to be signed in their respective names and on their behalf and witnessed or attested all as of the 26th day of February, 1999. Each of the individuals signing these Articles of Merger on behalf of Regency Realty Corporation or Pacific Retail Trust acknowledges these Articles of Merger to be the act of such respective entity and, as to all other matters or facts required to be verified under oath, that to the best of his or her knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties for perjury.

                                       REGENCY REALTY CORPORATION,
                                       a Florida corporation


                                By:      ___________________________________
                                          Mary Lou Rogers, President

Attest:


-------------------------------
J. Christian Leavitt, Secretary



                                       PACIFIC RETAIL TRUST,
                                       a Maryland real estate investment trust


                                 By:      ___________________________________
                                          Jane E. Mody, Managing Director and
                                          Chief Financial Officer

Attest:


--------------------------------
Kelli Hlavenka, Assistant Secretary

004.160941.1
                                       16
                                     EXHIBIT "A'
004.160941.1

                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 542,532 SHARES OF

                 SERIES 1 CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

            Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

      FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Restated Articles of Incorporation of the Corporation, as amended (the "Charter") and Section
607.0602 of the FBCA, the Board of Directors of the Corporation, by resolutions duly adopted on September 23, 1998 has classified 542,532 shares of the authorized but unissued Preferred Stock par value $.01 per share (the "Series 1 Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 542,532 shares of such class of Series 1 Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Series 1 Preferred Stock. Shareholder approval was not required under the Charter with respect to such designation.

      SECOND: The class of Series 1 Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

Section 1. Number of Shares and Designation. The number of shares of Series 1 Preferred Stock which shall constitute such series shall not be more than 542,532 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Corporation's obligations under certain agreements, options, warrants or similar rights issued by the Corporation) from time to time by the Board of Directors of the Corporation. Except as otherwise specifically stated herein, the Series 1 Preferred Stock shall have the same rights and privileges as Common Stock under Florida law.

Section 2. Definitions. For purposes of the Series 1 Preferred Stock, the following terms shall have the meanings indicated:

            "Board" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series 1 Preferred Stock.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

            "Call Date" shall mean the date specified in the notice to holders required under subparagraph (d) of Section 5 as the Call Date.

            "Common   Stock"  shall  mean  the  common   capital  stock  of  the
Corporation, par value $0.01 per share.

            "Constituent  Person"  shall have the meaning set forth in paragraph
(c) of Section 6 hereof.

            "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on March 31, 1999; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

            "Dividend Periods" shall mean quarterly dividend periods commencing on April 1, July 1, October 1 and January 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue
Date).

            "Fully Junior Stock" shall mean any class or series of capital stock of the Corporation now or hereafter issued and outstanding over which the Series 1 Preferred Stock has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

            "Funds from Operations per Share" shall mean the amount determined by dividing (a) the net income of the Corporation before extraordinary items (determined in accordance with generally accepted accounting principles) as reported by the Corporation in its year-end audited financial statements, minus gains (or losses) from debt restructuring and sales of property, plus real property depreciation and amortization and amortization of capitalized leasing expenses and tenant allowances or improvements (to the extent such allowances or improvements are capital items), and after adjustments for unconsolidated partnerships, corporations and joint ventures (such items of depreciation and amortization and such gains, losses and adjustments as determined in accordance with generally accepted accounting principles and as reported by the Corporation in its year-end audited financial statements) by (b) the weighted average number of shares of common stock of the Corporation outstanding as reported by the Corporation in its year-end audited financial statements. Adjustments for unconsolidated partnerships, corporations and joint ventures shall be calculated to reflect Funds from Operations per Share on the same basis. If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution in shares of common stock on its outstanding shares of common stock, (B) subdivide its outstanding shares of common stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of common stock by reclassification of its outstanding shares of common stock, the Funds from Operations per Share shall be appropriately adjusted to give effect to such events.

  "Issue Date" shall mean the first date on which the Series 1 Preferred Stock is issued.

            "Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation now or hereafter issued and outstanding over which the Series 1 Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

            "Minimum Amount" shall mean the greater of (A) $0.2083 and (B) 65% of the highest amount of Funds from Operations per Share for any preceding fiscal year beginning with the fiscal year ending December 31, 1996, divided by four.

            "Non-Electing  Share"  shall have the meaning set forth in paragraph
(c) of Section 6 hereof.

            "Parity  Stock" shall have the meaning set forth in paragraph (b) of
Section 8.

            "Person" shall mean any individual, firm, partnership, corporation, or trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "PRT Issue Date" means October 13, 1995.

            "Series 1 Preferred Stock" shall have the meaning set forth in Article FIRST hereof.

            "Series 2 Preferred Stock" shall mean the Series 2 Cumulative Convertible Redeemable Preferred Stock of the Corporation, par value $0.01 per share.

            "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock, Fully Junior Stock or any class or series of shares of capital stock ranking on a parity with the Series 1 Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series 1 Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

            "Transaction"  shall have the meaning set forth in paragraph  (c) of
Section 6 hereof.

            "Transfer Agent" means initially the Corporation and shall include such other agent or agents of the Corporation as may be designated by the Board or their designee as the transfer agent for the Series 1 Preferred Stock.

            "Voting Preferred Stock" shall have the meaning set forth in Section 9 hereof.

Section 3.  Dividends.

(a) The holders of Series 1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, quarterly dividends payable in cash in an amount per share equal to the greater of (i) the Minimum Amount or (ii) an amount equal to $0.02708 less than the dividends (determined on each Dividend Payment Date) on a share of Common Stock, or portion thereof, into which a share of Series 2 Preferred Stock is convertible upon conversion of a share of Series 1 Preferred Stock. For purposes of clause (ii) of the preceding sentence, such dividends shall equal the number of shares of Common Stock, or portion thereof, into which a share of Series 2 Preferred Stock is convertible upon conversion of a share of Series 1 Preferred Stock, multiplied by the most current quarterly dividend paid or payable on a share of Common Stock on or before the applicable Dividend Payment Date. Dividends on the Series 1 Preferred Stock shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not for any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Accrued and unpaid dividends on shares of Series 1 Preferred Stock shall include any accrued and unpaid dividends on the Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest of Pacific Retail Trust which are exchanged by operation of law into such shares of Series 1 Preferred Stock pursuant to the merger of Pacific Retail Trust into the Corporation. Each dividend on the Series 1 Preferred Stock shall be payable to the holders of record of Series 1 Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board.

(b) The amount of dividends payable for any dividend period shorter or longer than a full Dividend Period, on the Series 1 Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series 1 Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of current and cumulative but unpaid dividends, as herein provided, on the Series 1 Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series 1 Preferred Stock that may be in arrears.

(c) So long as any Series 1 Preferred Stock is outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series 1 Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series 1 Preferred Stock and accumulated and unpaid on such Parity Stock.

(d) So long as any Series 1 Preferred Stock is outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding Series 1 Preferred Stock and any other Parity Stock of the Corporation shall have been paid or declared and set apart for payment for all past Dividend Periods with respect to the Series 1 Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series 1 Preferred Stock and the current dividend period with respect to such Parity Stock.

Section 4.  Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of Junior Stock or Fully Junior Stock, the holders of the Series 1 Preferred Stock shall be entitled to receive $20.8333 per share of Series 1 Preferred Stock plus an amount equal to all dividends declared but unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series 1 Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series 1 Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series 1 Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4,
(i) a consolidation or merger of the Corporation with one or more Persons, (ii) a sale or transfer of all or substantially all of the Corporation's assets or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Subject to the rights of the holders of shares of any series or class or classes of shares of capital stock ranking on a parity with or prior to the Series 1 Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series 1 Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 1 Preferred Stock shall not be entitled to share therein.

Section 5.  Redemption at the Option of the Corporation.

(a) The Series 1 Preferred Stock shall not be redeemable by the Corporation prior to October 20, 2010. On and after October 20, 2010, the Corporation, at its option, may redeem the Series 1 Preferred Stock, in whole at any time or from time to time in part at the option of the Corporation at a redemption price of $20.8333 per share of Series 1 Preferred Stock, plus the amounts indicated in
Section 5(b).

(b) Upon any redemption of Series 1 Preferred Stock pursuant to this Section 5, the Corporation shall pay in full any and all accrued and unpaid dividends (without interest or sum of money in lieu of interest) for any and all Dividend Periods ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series 1 Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such Dividend Payment Date.

(c) If full cumulative dividends on the Series 1 Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, the Series 1 Preferred Stock may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire shares of Series 1 Preferred Stock, otherwise than pursuant to a voluntary purchase or exchange offer made on the same terms to all holders of Series 1 Preferred Stock.

(d) Notice of the redemption of any Series 1 Preferred Stock under this Section 5 shall be mailed by first-class mail to each holder of record of Series 1 Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation's record, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph
(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series 1 Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered; and (4) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series 1 Preferred Stock so called for redemption shall cease to accrue,

(ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Series 1 Preferred Stock of the Corporation shall cease (except the rights to convert and to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, sufficient cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series 1 Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of Series 1 Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws and other unclaimed property laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash. Notwithstanding the above, at any time after such redemption notice is received and on or prior to the Call Date, any holder may exercise its conversion rights under Section 6 below.

                  As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (including accumulated and unpaid dividends but without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series 1 Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series 1 Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all shares of the Series 1 Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

Section 6. Conversion. Subject to subparagraph (f) of this Section 6, holders of Series 1 Preferred Stock shall have the right, at any time and from time to time, to convert all or a portion of such shares into Series 2 Preferred Stock, as follows:

(a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series 1 Preferred Stock shall have the right, at such holder's option, at any time to convert each share of Series 1 Preferred Stock into one fully paid and non-assessable share of Series 2 Preferred Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6. In addition, upon conversion of Series 1 Preferred Stock any holder may elect to simultaneously convert the Series 2 Preferred Stock issuable upon such conversion into that number of shares of Common Stock into which such Series 2 Preferred Stock is then convertible pursuant to the terms of the Series 2 Preferred Stock.

(b) In order to exercise the conversion right, the holder of each share of Series 1 Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series 1 Preferred Stock and payment of the amount, if any, determined pursuant to subparagraph (f) of this Section 6. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series 1 Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                  Holders of Series 1 Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and on or prior to such dividend payment date. In no event shall a holder of Series 1 Preferred Stock be entitled to receive a dividend payment on Series 2 Preferred Stock issued or issuable upon conversion of Series 1 Preferred Stock if such holder is entitled to receive a dividend in respect of the Series 1 Preferred Stock surrendered for conversion. The Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Series 2 Preferred Stock issued upon such conversion, except as contemplated pursuant to subparagraph (f) of this
Section 6.

                  As promptly as practicable after the surrender of certificates for Series 1 Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or such holder's written order, a certificate or certificates for the number of full shares of Series 2 Preferred Stock issuable upon the conversion of such shares in accordance with provisions of this Section 6.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series 1 Preferred Stock shall have been surrendered and such notice (together with the undertaking described below if such conversion occurs on or prior to the fifth anniversary of the PRT Issue Date) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Series 2 Preferred Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open. Concurrently with the delivery of any notice of conversion prior to the fifth anniversary of the PRT Issue Date, any holder converting its Series 1 Preferred Stock shall deliver to the Corporation an undertaking to pay the amount, if any, pursuant to the last sentence of subparagraph (f) of this Section 6.

(c) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Series 2 Preferred Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Series 2 Preferred Stock) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all Series 2 Preferred Stock is converted into the right to receive stock, securities or other property (including cash or any combination thereof) of another Person, each share of Series 1 Preferred Stock, which is not converted into a Series 2 Preferred Share prior to such Transaction, shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Series 2 Preferred Stock into which one share of Series 1 Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Series 2 Preferred Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Series 2 Preferred Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (c) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (c), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series 1 Preferred Stock that will contain provisions enabling the holders of the Series 1 Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Series 2 Preferred Stock at the conversion price in effect immediately prior to such Transaction. The provisions of this paragraph (c) shall similarly apply to successive Transactions.

(d) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Series 2 Preferred Stock, for the purpose of effecting conversion of the Series 1 Preferred Stock, the full number of shares of Series 2 Preferred Stock deliverable upon the conversion of all outstanding Series 1 Preferred Stock not theretofore converted.

                  The  Corporation   covenants  that  any  shares  of  Series  2
Preferred Stock issued upon conversion of the Series 1 Preferred Stock shall be validly issued, fully paid and non-assessable.

                  Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series 1 Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Series 2 Preferred Stock or other securities or property on conversion of the Series 1 Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Series 2 Preferred Stock or other securities or property in a name other than that of the holder of the Series 1 Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

(f) In the event that any holder of Series 1 Preferred Stock shall exercise its right to convert such shares into Series 2 Preferred Stock prior to the fifth anniversary of the PRT Issue Date, upon any such conversion, the holder of the Series 1 Preferred Stock surrendered for conversion shall pay an amount in cash to the Corporation equal to the amount obtained by multiplying (i) 0.0052 times
(ii) the quotient obtained by dividing (A) the actual number of days that will elapse beginning on and including the date on which the conversion is deemed to have been effected and ending on and including the fifth anniversary of the PRT Issue Date by (B) 365 times (iii) the difference between (X) the aggregate liquidation preference (excluding accrued and unpaid dividends) of the Series 1 Preferred Stock being converted and (Y) the aggregate amount of accrued and unpaid dividends on the Series 1 Preferred Stock being converted (provided that the amount determined pursuant to this clause (iii) shall not be less than zero). In addition, immediately after the dividend payment record date next following the conversion date with respect to the Series 2 Preferred Stock into which the Series 1 Preferred Stock is convertible (or the Common Stock into which such Series 2 Preferred Stock is convertible, whichever is applicable), the holder of the Series 1 Preferred Stock shall pay to the Corporation an amount, if any, necessary to ensure that the holder has received an aggregate amount of $0.02708 per share being converted less than the dividend payable on Common Stock for the dividend period during which the conversion was effected.

Section 7. Shares to Be Retired. All shares of Series 1 Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to class or series.

Section 8. Ranking. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

(a) prior to the Series 1 Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 1 Preferred Stock;

(b) on a parity with the Series 1 Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or liquidation prices per share thereof shall be different from those of the Series 1 Preferred Stock, if the holders of such class or series and the Series 1 Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock");

(c) junior to the Series 1 Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Stock; and

(d) junior to the Series 1 Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Stock.

            The  Corporation's  Series  2  Cumulative   Convertible   Redeemable
Preferred Stock and the Corporation's 8.125% Series A Cumulative Redeemable Preferred Stock shall constitute Parity Stock.

Section 9.  Voting.

(a) Each issued and outstanding share of Series 1 Preferred Stock shall entitle the holder thereof to the number of votes per share of Common Stock into which a share of Series 2 Preferred Stock is convertible upon conversion of a share of Series 1 Preferred Stock (as of the close of business on the record date for determination of shareholders entitled to vote on a matter) on all matters presented for a vote of shareholders of the Corporation and, except as required by applicable law and subject to the further provisions of this Section 9, the Series 1 Preferred Stock shall be voted together with all issued and outstanding Common Stock and Series 2 Preferred Stock voting as a single class.

(b) If and whenever twelve consecutive quarterly dividends payable on the Series 1 Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board shall be increased by one and the holders of Series 1 Preferred Stock, together with the holders of shares of every other series of Parity Stock, including the Series 2 Preferred Stock (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect, at a special meeting of the holders of the Series 1 Preferred Stock and the Voting Preferred Stock called as hereinafter provided, the additional director to serve on the Board.

Whenever all arrearages in dividends on the Series 1 Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series 1 Preferred Stock and the Voting Preferred Stock to elect such additional director shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in twelve quarterly dividends), and the terms of office of the person elected as director by the holders of the Series 1 Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of members of the Board shall be reduced accordingly.

At any time after such voting power shall have been so vested in the holders of Series 1 Preferred Stock and the Voting Preferred Stock (or if any vacancy shall occur in respect of the director previously elected by the holders of the Series 1 Preferred Stock and the Voting Preferred Stock), the secretary of the Corporation shall call a special meeting of the holders of the Series 1 Preferred Stock and of the Voting Preferred Stock for the election of the director to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 30 days after the end of the most recent Dividend Period during which the right to elect such additional director arose or such vacancy occurred, then any holder of Series 1 Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Corporation. The director elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided.

(c) So long as any Series 1 Preferred Stock is outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series 1 Preferred Stock, together with the holders of Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (i) Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles of Amendment that materially and adversely affects the voting powers, rights or preferences of the holders of the Series 1 Preferred Stock or the Voting Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of any Fully Junior Stock, Junior Stock that is not senior in any respect to the Series 1 Preferred Stock, or any stock of any class ranking on a parity with the Series 1 Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series 1 Preferred Stock; and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series 1 Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series 1 Preferred Stock and the Voting Preferred Stock otherwise entitled to vote in accordance herewith; or

                  (ii) A share exchange that affects the Series 1 Preferred Stock, a consolidation with or merger of the Corporation into another Person, or a consolidation with or merger of another Person into the Corporation, unless in each such case each share of Series 1 Preferred Stock (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of Series 1 Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series 1 Preferred Stock); or

                  (iii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series 1 Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends.

(d) For purposes of voting in respect to those matters referred to in subparagraphs (b) and (c) of this Section 9, unless otherwise provided under applicable law, each share of Series 1 Preferred Stock shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series 1 Preferred Stock as a single class on any matter, then the Series 1 Preferred Stock and such other series shall have with respect to such matters one (1) vote per $20.8333 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series 1 Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Section 10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series 1 Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 11. Sinking Fund. The Series 1 Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

      THIRD: The Series 1 Preferred Stock has been classified and designated by the Board of Directors under the authority contained in Section 4.2 of the Charter.

      FOURTH: These Articles of Amendment have been approved by the Board of Directors in the manner and by the vote required by law.

      FIFTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                     [Signature Page Follows]





            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 26th day of February, 1999.



                                       REGENCY REALTY CORPORATION


                                       By:            /s/ Mary Lou Rogers
                                          Name: Mary Lou Rogers
                                          Title:      President

[SEAL]


ATTEST:



      /s/ J. Christian Leavitt
Name: J. Christian Leavitt
Title:      Secretary

004.160941.1
                                        3
                                  EXHIBIT "B'
004.160941.1

                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                       LIMITATIONS OF 1,502,532 SHARES OF

                 SERIES 2 CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

            Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

      FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Restated Articles of Incorporation of the Corporation, as amended (the "Charter") and Section
607.0602 of the FBCA, the Board of Directors of the Corporation, by resolutions duly adopted on September 23, 1998 has classified 1,502,532 shares of the authorized but unissued Preferred Stock par value $.01 per share (the "Series 2 Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 1,502,532 shares of such class of Series 2 Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Series 2 Preferred Stock. Shareholder approval was not required under the Charter with respect to such designation.

      SECOND: The class of Series 2 Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

Section 1. Number of Shares and Designation. The number of shares of Series 2 Preferred Stock which shall constitute such series shall not be more than 1,502,532 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Corporation's obligations under certain agreements, options, warrants or similar rights issued by the Corporation) from time to time by the Board of Directors of the Corporation. Except as otherwise specifically stated herein, the Series 2 Preferred Stock shall have the same rights and privileges as Common Stock under Florida law.

Section 2. Definitions. For purposes of the Series 2 Preferred Stock, the following terms shall have the meanings indicated:

            "Board" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series 2 Preferred Stock.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

            "Call Date" shall mean the date specified in the notice to holders required under subparagraph (d) of Section 5 as the Call Date.

            "Common   Stock"  shall  mean  the  common   capital  stock  of  the
Corporation, par value $0.01 per share.

            "Constituent  Person"  shall have the meaning set forth in paragraph
(e) of Section 6 hereof.

            "Conversion Price" shall mean the conversion price per share of Common Stock for which the Series 2 Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $20.8333 (equivalent to a conversion rate of one (1) share of Common Stock for each share of Series 2 Preferred Stock).

            "Current Market Price" of publicly traded Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price on such day, regular way, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, as reported by the National Quotation Bureau, Incorporated, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for such purpose, or, if no such prices are furnished, the fair market value of the security as determined in good faith by the Board.

            "Dividend Payment Date" shall mean the last calendar day of March, June, September and December, in each year, commencing on March 31, 1999; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

            "Dividend Periods" shall mean quarterly dividend periods commencing on April 1, July 1, October 1 and January 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue
Date).

            "Fully Junior Stock" shall mean any class or series of capital stock of the Corporation now or hereafter issued and outstanding over which the Series 2 Preferred Stock has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

            "Funds from Operations per Share" shall mean the amount determined by dividing (a) the net income of the Corporation before extraordinary items (determined in accordance with generally accepted accounting principles) as reported by the Corporation in its year-end audited financial statements, minus gains (or losses) from debt restructuring and sales of property, plus real property depreciation and amortization and amortization of capitalized leasing expenses and tenant allowances or improvements (to the extent such allowances or improvements are capital items), and after adjustments for unconsolidated partnerships, corporations and joint ventures (such items of depreciation and amortization and such gains, losses and adjustments as determined in accordance with generally accepted accounting principles and as reported by the Corporation in its year-end audited financial statements) by (b) the weighted average number of shares of common stock of the Corporation outstanding as reported by the Corporation in its year-end audited financial statements. Adjustments for unconsolidated partnerships, corporations and joint ventures shall be calculated to reflect Funds from Operations per Share on the same basis. If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution in shares of common stock on its outstanding shares of common stock, (B) subdivide its outstanding shares of common stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of common stock by reclassification of its outstanding shares of common stock, the Funds from Operations per Share shall be appropriately adjusted to give effect to such events.

            "Issue Date" shall mean the first date on which the Series 2 Preferred Stock is issued.

            "Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation now or hereafter issued and outstanding over which the Series 2 Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

            "Minimum Amount" shall mean the greater of (A) $0.2083 and (B) 65% of the highest amount of Funds from Operations per Share for any preceding fiscal year, beginning with the fiscal year ending December 31, 1996, divided by four.

            "Non-Electing  Share"  shall have the meaning set forth in paragraph
(e) of Section 6 hereof.

            "Parity  Stock" shall have the meaning set forth in paragraph (b) of
Section 8.

            "Person" shall mean any individual, firm, partnership, corporation, or trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Securities" and "Security" shall have the meanings set forth in paragraph (d)(iv) of Section 6 hereof.

            "Series 1 Preferred Stock" shall mean the Series 1 Cumulative Convertible Redeemable Preferred Stock of the Corporation, par value $0.01 per share.

            "Series 2 Preferred Stock" shall have the meaning set forth in Article FIRST hereof.

            "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock, Fully Junior Stock or any class or series of shares of capital stock ranking on a parity with the Series 2 Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series 2 Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

            "Transaction"  shall have the meaning set forth in paragraph  (e) of
Section 6 hereof.

            "Transfer Agent" means initially the Corporation and shall include such other agent or agents of the Corporation as may be designated by the Board or their designee as the transfer agent for the Series 2 Preferred Stock.

            "Voting Preferred Stock" shall have the meaning set forth in Section 9 hereof.

Section 3.  Dividends.
---------------------

(a) The holders of Series 2 Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, quarterly dividends payable in cash in an amount per share equal to the greater of (i) the Minimum Amount or (ii) an amount equal to the dividend (determined on each Dividend Payment Date) on a share of Common Stock, or portion thereof, into which a share of Series 2 Preferred Stock is convertible. For purposes of clause
(ii) of the preceding sentence, such dividends shall equal the number of shares of Common Stock, or portion thereof, into which a share of Series 2 Preferred Stock is convertible, multiplied by the most current quarterly dividend paid or payable on a share of Common Stock on or before the applicable Dividend Payment Date. Dividends on the Series 2 Preferred Stock shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not for any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Accrued and unpaid dividends on shares of Series 2 Preferred Stock shall include any accrued and unpaid dividends on the Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest of Pacific Retail Trust which are exchanged by operation of law into such shares of Series 2 Preferred Stock pursuant to the merger of Pacific Retail Trust into the Corporation. Each dividend on the Series 2 Preferred Stock shall be payable to the holders of record of Series 2 Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board.

(b) The amount of dividends payable for any dividend period shorter or longer than a full Dividend Period, on the Series 2 Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series 2 Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of current and cumulative but unpaid dividends, as herein provided, on the Series 2 Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series 2 Preferred Stock that may be in arrears.

(c) So long as any Series 2 Preferred Stock is outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series 2 Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series 2 Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series 2 Preferred Stock and accumulated and unpaid on such Parity Stock.

(d) So long as any Series 2 Preferred Stock is outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding Series 2 Preferred Stock and any other Parity Stock of the Corporation shall have been paid or declared and set apart for payment for all past Dividend Periods with respect to the Series 2 Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series 2 Preferred Stock and the current dividend period with respect to such Parity Stock.

Section 4.  Liquidation Preference.
----------------------------------

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to the holders of Junior Stock or Fully Junior Stock, the holders of the Series 2 Preferred Stock shall be entitled to receive $20.8333 per share of Series 2 Preferred Stock plus an amount equal to all dividends declared but unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series 2 Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series 2 Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series 2 Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4,
(i) a consolidation or merger of the Corporation with one or more Persons, (ii) a sale or transfer of all or substantially all of the Corporation's assets or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Subject to the rights of the holders of shares of any series or class or classes of shares of capital stock ranking on a parity with or prior to the Series 2 Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series 2 Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 2 Preferred Stock shall not be entitled to share therein.

Section 5.  Redemption at the Option of the Corporation.
-------------------------------------------------------

(a) The Series 2 Preferred Stock shall not be redeemable by the Corporation prior to October 20, 2010. On and after October 20, 2010, the Corporation, at its option, may redeem the Series 2 Preferred Stock, in whole at any time or from time to time in part, at the option of the Corporation at a redemption price of $20.8333 per share of Series 2 Preferred Stock, plus the amounts indicated in Section 5(b).

(b) Upon any redemption of Series 2 Preferred Stock pursuant to this Section 5, the Corporation shall pay in full any and all accrued and unpaid dividends (without interest or sum of money in lieu of interest) for any and all Dividend Periods ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series 2 Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such Dividend Payment Date.

(c) If full cumulative dividends on the Series 2 Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, the Series 2 Preferred Stock may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire shares of Series 2 Preferred Stock, otherwise than pursuant to a voluntary purchase or exchange offer made on the same terms to all holders of Series 2 Preferred Stock.

(d) Notice of the redemption of any Series 2 Preferred Stock under this Section 5 shall be mailed by first-class mail to each holder of record of Series 2 Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation's record, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph
(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series 2 Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered; and (4) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series 2 Preferred Stock so called for redemption shall cease to accrue,
(ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Series 2 Preferred Stock of the Corporation shall cease (except the rights to convert and to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, sufficient cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series 2 Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of Series 2 Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws and other unclaimed property laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash. Notwithstanding the above, at any time after such redemption notice is received and on or prior to the Call Date, any holder may exercise its conversion rights under Section 6 below.

            As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (including accumulated and unpaid dividends but without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series 2 Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series 2 Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all shares of the Series 2 Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

Section 6. Conversion. Holders of Series 2 Preferred Stock shall have the right, at any time and from time to time, to convert all or a portion of such shares into Common Stock, as follows:

(a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series 2 Preferred Stock shall have the right, at such holder's option, at any time to convert each share of Series 2 Preferred Stock into the number of fully paid and non-assessable shares of Common Stock obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6.

(b) In order to exercise the conversion right, each holder of shares of Series 2 Preferred Stock to be converted shall surrender the certificate representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series 2 Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series 2 Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

            Holders of Series 2 Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and on or prior to such dividend payment date. In no event shall a holder of Series 2 Preferred Stock be entitled to receive a dividend payment on Common Stock issued or issuable upon conversion of Series 2 Preferred Stock if such holder is entitled to receive a dividend in respect of the Series 2 Preferred Stock surrendered for conversion. The Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Stock issued upon such conversion.

            As promptly as practicable after the surrender of certificates for Series 2 Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

            Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series 2 Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

(c) No fractional shares or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the Series 2 Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series 2 Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Business Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series 2 Preferred Stock so surrendered.

(d)   The Conversion Price shall be adjusted from time to time as follows:

            (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution in shares of Common Stock on its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of Common Stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any shares of Series 2 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such shares of Series 2 Preferred Stock had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (g) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

            (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to subscribe for or purchase Common Stock, or to subscribe for or purchase any security convertible into Common Stock, and the price per share for which Common Stock is issuable upon exercise of such rights, options or warrants, or upon the conversion or exchange of such convertible securities, is less than the lesser of the Conversion Price then in effect and the Current Market Price per share of Common Stock on the date such rights, options or warrants are issued, then the Conversion Price in effect at the opening of business on the Business Day next following such issue date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the date for such issuance by (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to such issuance and
      (II) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock, or in the case of rights to purchase convertible securities, the aggregate proceeds from the exercise of such rights, options or warrants and the subsequent conversion of such convertible securities, would purchase at such Conversion Price or Current Market Price, as applicable, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such issue date (except as provided in paragraph (g) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock or any security convertible into or exchangeable for Common Stock at less than such Conversion Price or Current Market Price, as applicable, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, and in the case of rights, options or warrants to subscribe for or purchase convertible securities, upon the subsequent conversion of such securities, the value of such consideration, if other than cash, to be determined in good faith by the Board. In the event that the securities referenced in this subparagraph (ii) are only issued to all holders of Common Stock, no adjustment shall be made to the Conversion Price under this subparagraph
      (ii) if the Corporation shall issue to all holders of Series 2 Preferred Stock, the same number of rights, options or warrants to subscribe for or purchase Common Stock or any security convertible into or exchangeable for Common Stock, as those issued to holders of Common Stock, based upon the number of shares of Common Stock into which each share of Series 2 Preferred Stock is then convertible.

            (iii) If the Corporation shall issue after the Issue Date any shares of capital stock or security convertible or exchangeable for Common Stock (excluding rights, options or warrants referred to in subparagraph (ii) above) and the price per share for which Common Stock is issuable upon the conversion or exchange of such convertible or exchangeable securities is less than the lesser of the Conversion Price then in effect and the Current Market Price per share of Common Stock on the date such convertible or exchangeable securities are issued, then the Conversion Price in effect at the opening of business on the Business Day next following such issue date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the issue date by
      (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the issue date and (II) the number of shares of Common Stock that the aggregate proceeds to the Corporation from the conversion into or in exchange for Common Stock would purchase at such Conversion Price or Current Market Price, as applicable, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the issue date and (B) the number of additional shares of Common Stock issuable upon conversion or exchange of such convertible or exchangeable securities. Such adjustment shall become effective immediately after the opening of business on the day next following such issue date (except as provided in paragraph (g) below). In determining whether any securities are convertible for or exchangeable into Common Stock at less than such Conversion Price or Current Market Price, as applicable, there shall be taken into account any consideration received by the Corporation upon issuance and upon conversion or exchange of such convertible or exchangeable securities, the value of such consideration, if other than cash, to be determined in good faith by the Board.

            (iv) If the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding cash dividends or distributions) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants referred to in subparagraph (ii) above and excluding those convertible or exchangeable securities referred to in subparagraph (iii) above (any of the foregoing being hereinafter in this subparagraph (iv) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by
      (B) a fraction, the numerator of which shall be the lesser of the Conversion Price then in effect and the Current Market Price per share of Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board) of the portion of the shares of capital stock or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be the lesser of the Conversion Price then in effect and the Current Market Price per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (g) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iv), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting Series 2 Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iv); provided that on the date, if any, on which a Person converting a share of Series 2 Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this clause (iv) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

            (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Stock pursuant to (A) any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan or (B) any right, option or warrant to acquire Common Stock granted to any employee (as such term is defined in General Instruction A to Form S-8 under the Securities Act) of the Corporation under a plan providing for the granting of such securities to employees; provided, however, that such plan is approved by the shareholders and the aggregate amount of Common Stock issuable under the rights, options and warrants granted under such plan shall not exceed 20% of the shares of Common Stock issued and outstanding on the date such plan is approved by shareholders. In addition, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Stock or any other class or series of shares of capital stock pursuant to the terms of that certain Shareholders' Agreement among Pacific Retail Trust (to which the Corporation is successor by merger), Security Capital Holdings S.A. and Opportunity Capital Partners Limited Partnership. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

(e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all shares of Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof) of another Person, each share of Series 2 Preferred Stock, which is not converted into the right to receive stock, securities or other property of such Person prior to such Transaction (and each share of Series 2 Preferred Stock issuable after such Transaction upon conversion of securities convertible into Series 2 Preferred Stock), shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series 2 Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series 2 Preferred Stock (and securities convertible into Series 2 Preferred Stock) that will contain provisions enabling the holders of the Series 2 Preferred Stock that remain outstanding (or are issuable upon conversion of securities convertible into Series 2 Preferred Stock) after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

(f) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly mail notice of such adjustment of the Conversion Price to each holder of Series 2 Preferred Stock at such holder's last address as shown on the share records of the Corporation.

(g) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series 2 Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this
Section 6.

(h) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the adjustment that yields the highest absolute value.

(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of effecting conversion of the Series 2 Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series 2 Preferred Stock not theretofore converted. For purposes of this paragraph (i), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding Series 2 Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

            The Corporation covenants that any shares of Common Stock issued upon conversion of the Series 2 Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Stock deliverable upon conversion of the Series 2 Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

            Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series 2 Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(j) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on conversion of the Series 2 Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the holder of the Series 2 Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 7. Shares to Be Retired. All shares of Series 2 Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to class or series.

Section 8. Ranking. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

(a) prior to the Series 2 Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 2 Preferred Stock;

(b) on a parity with the Series 2 Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or liquidation prices per share thereof shall be different from those of the Series 2 Preferred Stock, if the holders of such class or series and the Series 2 Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock");

(c) junior to the Series 2 Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Stock; and

(d) junior to the Series 2 Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Stock.

            The  Corporation's  Series  1  Cumulative   Convertible   Redeemable
Preferred Stock and the Corporation's 8.125% Series A Cumulative Redeemable Preferred Stock shall constitute Parity Stock.

Section 9.  Voting.
------------------

(a) Each issued and outstanding share of Series 2 Preferred Stock shall entitle the holder thereof to the number of votes per share of Common Stock into which such share of Series 2 Preferred Stock is convertible (as of the close of business on the record date for determination of shareholders entitled to vote on a matter) on all matters presented for a vote of shareholders of the Corporation and, except as required by applicable law and subject to the further provisions of this Section 9, the Series 2 Preferred Stock shall be voted together with all issued and outstanding Common Stock and Series 1 Preferred Stock voting as a single class.

(b) If and whenever twelve consecutive quarterly dividends payable on the Series 2 Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board shall be increased by one and the holders of Series 2 Preferred Stock, together with the holders of shares of every other series of Parity Stock, including the Series 1 Preferred Stock (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect, at a special meeting of the holders of the Series 2 Preferred Stock and the Voting Preferred Stock called as hereinafter provided, the additional director to serve on the Board. Whenever all arrearages in dividends on the Series 2 Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series 2 Preferred Stock and the Voting Preferred Stock to elect such additional director shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in twelve quarterly dividends), and the terms of office of the person elected as director by the holders of the Series 2 Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of members of the Board shall be reduced accordingly.

At any time after such voting power shall have been so vested in the holders of Series 2 Preferred Stock and the Voting Preferred Stock (or if any vacancy shall occur in respect of the director previously elected by the holders of the Series 2 Preferred Stock and the Voting Preferred Stock), the secretary of the Corporation shall call a special meeting of the holders of the Series 2 Preferred Stock and of the Voting Preferred Stock for the election of the director to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 30 days after the end of the most recent Dividend Period during which the right to elect such additional director arose or such vacancy occurred, then any holder of Series 2 Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Corporation. The director elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided.

(c) So long as any Series 2 Preferred Stock is outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series 2 Preferred Stock, together with the holders of Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

            (i) Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles of Amendment that materially and adversely affects the voting powers, rights or preferences of the holders of the Series 2 Preferred Stock or the Voting Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Fully Junior Stock, Junior Stock that is not senior in any respect to the Series 2 Preferred Stock, or any stock of any class ranking on a parity with the Series 2 Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series 2 Preferred Stock; and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series 2 Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series 2 Preferred Stock and the Voting Preferred Stock otherwise entitled to vote in accordance herewith; or

            (ii) A share exchange that affects the Series 2 Preferred Stock, a consolidation with or merger of the Corporation into another Person, or a consolidation with or merger of another Person into the Corporation, unless in each such case each share of Series 2 Preferred Stock (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of Series 2 Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series 2 Preferred Stock); or

            (iii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series 2 Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends.

(d) For purposes of voting in respect to those matters referred to in subparagraphs (b) and (c) of this Section 9, unless otherwise provided under applicable law, each Series 2 Preferred Stock shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series 2 Preferred Stock as a single class on any matter, then the Series 2 Preferred Stock and such other series shall have with respect to such matters one (1) vote per $20.8333 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series 2 Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Section 10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series 2 Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 11. Sinking Fund. The Series 2 Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

      THIRD: The Series 2 Preferred Stock has been classified and designated by the Board of Directors under the authority contained in Section 4.2 of the Charter.

      FOURTH: These Articles of Amendment have been approved by the Board of Directors in the manner and by the vote required by law.

      FIFTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



                                     [Signature Page Follows]

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 26th day of February, 1999.

                              REGENCY REALTY CORPORATION

                             By: /s/ Mary Lou Rogers
                              Name: Mary Lou Rogers
                                Title: President

[SEAL]


ATTEST:



      /s/ J. Christian Leavitt
Name: J. Christian Leavitt
Title:      Secretary

                                    EXHIBIT "C'
004.160941.1

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           REGENCY REALTY CORPORATION

      This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006 of the Florida Business Corporation Act, amendments to Section 5.1(r) and Section 5.14 of the Articles of Incorporation of Regency Realty Corporation were approved by the Board of Directors at a meeting held on September 23, 1998, and adopted by the shareholders of the corporation on February 26, 1999.


      Section 5.1(r) is hereby amended in its entirety as follows:

            (r) "Special Shareholder Limit" for a Special Shareholder shall initially mean 60% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation; provided, however, that if at any time after the effective date of this Amendment a Special Stockholder's ownership of Common Stock, on a fully diluted basis, of the Corporation shall have been below 45% for a continuous period of 180 days, then the definition of "Special Shareholder Limit" shall mean 49% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation. After any adjustment pursuant to Section 5.8, the definition of "Special Shareholder Limit" shall mean the percentage of the outstanding Common Stock as so adjusted, and the definition of "Special
Shareholder Limit" shall also be appropriately and equitably adjusted in the event of a repurchase of shares of Common Stock of the Corporation or other reduction in the number of outstanding shares of Common Stock of the Corporation. Notwithstanding the foregoing, if any Person and its Affiliates (taken as a whole), other than the Special Shareholder, shall directly or indirectly own in the aggregate more than 45% of the outstanding shares of Common Stock, on a fully diluted basis, of the Corporation, the definition of "Special Shareholder Limit" shall be revised in accordance with Section 5.8 of the Stockholders Agreement. Notwithstanding the foregoing provisions of this definition, if, as the result of any Special Shareholder's ownership (taking into account for this purpose constructive ownership under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of shares of Capital Stock, any Person who is an individual within the meaning of Section 542(a)(2) of the Code (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) and who is the Beneficial Owner of any interest in a Special Shareholder would be considered to Beneficially Own more than 9.8% of the outstanding shares of Capital Stock, then unless such individual reduces his or her interest in the Special Shareholder so that such Person no longer Beneficially Owns more than 9.8% of the outstanding shares of Capital Stock, the Special Shareholder Limit shall be reduced to such percentage as would result in such Person not being considered to Beneficially Own more than 9.8% of the outstanding Shares of Capital Stock. Notwithstanding anything contained herein to the contrary, in no event shall the Special Shareholder Limit be reduced below the Ownership Limit. At the request of the Special Shareholders, the Secretary of the Corporation shall maintain and, upon request, make available to each Special Shareholder a schedule which sets forth the then current Special Shareholder Limits for each Special Shareholder.

      Section 5.14 is hereby amended in its entirety as follows:


      Section 5.14  Certain Transfers to Non-U.S. Persons Void.
                    ------------------------------------------

(a) At any time that Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) own directly or indirectly 50% or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation, any Transfer of shares of Capital Stock of the Corporation by any Person (other than a Special Shareholder) on or after the effective date of this Amendment that results in such shares being owned directly or indirectly by a Non-U.S. Person (other than a Special Shareholder) shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein.

(b) At any time that Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) own directly or indirectly less than 50% of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation, any Transfer of shares of Capital Stock of the Corporation by any Person (other than a Special Shareholder) to any Person on or after the effective date of this Amendment shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein if such Transfer

      (i) occurs prior to the 10% Termination Date and results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (other than Special Shareholders) comprising 4.9 percent (4.9%) or more of the fair market value of the issued and outstanding shares of Capital Stock of the Corporation; or

      (ii) results in the fair market value of the shares of Capital Stock of the Corporation owned directly or indirectly by Non-U.S. Persons (including Special Shareholders who will at all times be presumed to be Non-U.S. Persons) comprising fifty percent (50%) or more of the fair market value of the issued and outstanding shares of Capital Stock the Corporation.

(c) If any of the foregoing provisions is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the shares of Capital Stock of the Corporation held or purported to be held by the transferee shall, automatically and without the necessity of any action by the Board of Directors or otherwise:

      (i)   be prohibited from being voted;

      (ii)  not be entitled to dividends with respect thereto;

      (iii) be considered held in trust by the transferee for the benefit of the Corporation and shall be subject to the provisions of Section 5.3(c) as if such shares of Capital Stock were the subject of a Transfer that violates Section 5.2; and

      (iv) not be considered outstanding for the purpose of determining a quorum at any meeting of shareholders.

(d) The Special Shareholders may, in their sole discretion, with prior notice to the Board of Directors, waive, alter or revise in writing all or any portion of the Transfer restrictions set forth in this Section 5.14 from and after the date on which such notice is given, on such terms and conditions as they in their sole discretion determine.

      IN WITNESS WHEREOF, the undersigned President of this corporation has executed these Articles of Amendment this 26th day of February, 1999.



                                          /s/ Mary Lou Rogers
                                       Mary Lou Rogers, President

004.160941.1
                                       11

004.160941.1

                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                 AMENDING AND RESTATING THE DESIGNATION OF THE PREFERENCES,

                  RIGHTS AND LIMITATIONS OF 1,600,000 SHARES OF

                   8.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

            Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that the Articles of Amendment to the Articles of Incorporation of the Corporation Designating the Preferences, Rights and Limitations of 1,600,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock, as filed in the Office of the Florida Secretary of State on June 24, 1998, shall be amended and restated in its entirety as follows:

            FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the "Charter") and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on May 26, 1998 has classified 1,600,000 shares of the authorized but unissued Preferred Stock par value $.01 per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 1,600,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

            SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "8.125% Series A Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.125% Series A Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 1,600,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock.

            THIRD: Pursuant to the authority conferred upon the Committee, the Committee has, by unanimous written consent dated September 29, 1999, adopted resolutions amending and restating the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.125% Series A Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment). There are no shares of 8.125% Series A Cumulative Redeemable Preferred Stock outstanding and, accordingly, no shareholder approval was required. The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these Articles of Amendment and amended hereby shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

            Section 1. Designation and Number. A series of Preferred Stock, designated the "8.125% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock") is hereby established. The number of shares of Series A Preferred Stock shall be 1,600,000.

            Section 2. Rank. The Series A Preferred  Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series A Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series A Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series A Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series A Preferred Stock prior to conversion.

            Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series A Preferred Stock as to payment of distributions, holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 8.125% of the $50.00 liquidation preference per share of Series A Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series A Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A Preferred Stock will be made to the holders of record of the Series A Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series A Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series A Preferred Unit (as defined in the Second Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as March 5, 1998 as amended by that certain Amendment No. One to Second Amendment and Restatement of Agreement of Limited Partnership dated as of June 25, 1998 (as amended the "Partnership Agreement")) validly exchanged into such share of Series A Preferred Stock in accordance with the provisions of such Partnership Agreement.

            The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

            (b) Limitation on Distributions. No distribution on the Series A Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation (other than any agreement with a holder or affiliate of holder of Capital Stock of the Corporation) relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this
Section 3(b) shall be deemed to modify or in any manner limit the  provisions of
Section 3(c) and 3(d).

            (c) Distributions Cumulative. Distributions on the Series A Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series A Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

            (d) Priority as to Distributions. (i) So long as any Series A Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions to the Series A Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series A Preferred Stock and all classes and series of outstanding Parity Preferred
Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock,
(ii) the conversion of Series A Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series A Preferred Stock as to distributions, and (iii) purchases by the Corporation of such Series A Preferred Stock or Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series A Preferred Stock, all distributions authorized and declared on the Series A Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series A Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series A Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

            (e) No Further Rights. Holders of Series A Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 4. Liquidation Preference. (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series A Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $50 per share of Series A Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series A Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series A Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series A Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series A Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

            (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

            (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

            (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

            (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

            Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series A Preferred Stock may not be redeemed prior to June 25, 2003. On or after such date, the Corporation shall have the right to redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $50 per share of Series A Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

            (b) Limitation on Redemption. (i) The redemption price of the Series A Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series A Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series A Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

            (c) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price,
(iii) the number of shares of Series A Preferred Stock to be redeemed, (iv) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

                  (ii) If the Corporation gives a notice of redemption in respect of Series A Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series A Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series A Preferred Stock upon surrender of the certificate evidencing the Series A Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series A Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series A Preferred Stock, evidencing the unredeemed Series A Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series A Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series A Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Bay (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series A Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series A Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

            (d) Status of Redeemed Stock. Any Series A Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

            Section 6. Voting Rights. (a) General. Holders of the Series. A Preferred Stock will not have any voting rights, except as set forth below.

            (b) Right to Elect Directors. (i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series A Preferred Units prior to the exchange into Series A Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series A Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(ii) or at the next annual meeting of stockholders and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series A Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                  (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records.

At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock that would have been entitled to vote at such meeting.

                  (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series A Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series A Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

            (c) Certain Voting Rights. So long as any Series A Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Stock and Series A Preferred Units outstanding at such time and not previously surrendered in exchange for Series A Preferred Stock together, if applicable, voting as a single class based on the number of shares into which such Series A Preferred Units are then convertible (collectively, the "Voting Securities") (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series A Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series A Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series A Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series A Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series A Preferred Stock and no vote of the Series A Voting Securities shall be required in such case and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or
(b) on a parity with the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to a affiliate of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Voting Securities shall be required in such case.

            Section 7. No Conversion Rights. The holders of the Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

            Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series A Preferred Stock.

            Section 9. No Preemptive Rights. No holder of the Series A Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

            FOURTH:     The Series A Preferred  Stock have been classified and
designated by the Board of Directors under the authority contained in the
Charter.
            FIFTH:      These  Articles  of  Amendment  have been  approved  by
the Board of Directors in the manner and by the vote required by law.

            SIXTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Executive Vice President and attested to by its Secretary on this ________ day of September, 1999

                                       REGENCY REALTY CORPORATION


                                       By:            /s/ Bruce M. Johnson
                                                --------------------------
                                       Name:    Bruce M. Johnson
                                       Title:   Executive Vice President
[SEAL]

ATTEST:


      /s/ J. Christian Leavitt
Name: J. Christian Leavitt
Title:      Secretary

Fax Audit No.
Fax Audit No. ________________________10
Fax Audit No.
Prepared by: Linda Y. Kelso (FL Bar No. 298662)
                   Foley & Lardner
                   P.O. Box 240
                   Jacksonville, FL 32202
                   Telephone No. (904)359-2000
Fax Audit No. ________________________




                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                           REGENCY REALTY CORPORATION
                     DESIGNATING THE PREFERENCES, RIGHTS AND
                              LIMITATIONS OF 850,000 SHARES OF
                    8.75% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
                                 $0.01 Par Value

      Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

            FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (as amended, the "Charter") and Section
607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on August 23, 1999 has classified 850,000 shares of the authorized but unissued Preferred Stock par value $.0l per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 850,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock, determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Charter.

            SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "8.75% Series B Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.75% Series B Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article First of these Articles of Amendment) and authorizing the issuance of up to 850,000 shares of 8.75% Series B Cumulative Redeemable Preferred Stock.

            THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles First and Second of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

            Section 1. Designation and Number. A series of Preferred Stock, designated the "8.75% Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock") is hereby established. The number of shares of Series B Preferred Stock shall be 850,000.

            Section 2. Rank. The Series B Preferred Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series B Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both.For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series B Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series B Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series B Preferred Stock prior to conversion. The Series B Preferred Stock is expressly designated as ranking on a parity with the Series A Preferred Stock.

            Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series B Preferred Stock as to payment of distributions, holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 8.75% of the $100.00 liquidation preference per share of Series B Preferred Stock (the "Distribution Rate"). Notwithstanding anything herein to the contrary, the Distribution Rate shall be equal to the Coupon Rate (as defined in Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P.) in effect at the time of issuance of the Series C Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly in arrears, on or before March 1, June 1, September 1 and December 1 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Series B Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed based on the ratio basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such quarterly period to 90 days. If any date on which distributions are to be made on the Series B Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Stock will be made to the holders of record of the Series B Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Series B Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series B Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series B Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by that certain Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership dated as of September 3, 1999 (as amended, the "Partnership Agreement")) validly exchanged into such share of Series B Preferred Stock in accordance with the provisions of such Partnership Agreement.

            The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

            (b) Distributions Cumulative. Distributions on the Series B Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series B Preferred Stock will accumulate as of the Series B Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series B Preferred Stock Distribution Payment Date to holders of record of the Series B Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

            (c) Priority as to Distributions. (i) So long as any Series B Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions to the Series B Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless in each case, all distributions accumulated on all Series B Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Series B Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series B Preferred Stock as to distributions, and (iii) purchases by the Corporation of such Series B Preferred Stock or Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Stock, all distributions authorized and declared on the Series B Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series B Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series B Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

            (d) No Further Rights. Holders of Series B Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 4. Liquidation Preference. (a) Payment of Liquidation Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series B Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100.00 per share of Series B Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series B Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series B Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

            (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

            (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

            (d) Consolidation Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

            (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

            Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series B Preferred Stock may not be redeemed prior to September 3, 2004. On or after such date, the Corporation shall have the right to redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100.00 per share of Series B Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

            (b) Limitation on Redemption. (i) The redemption price of the Series B Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series B Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series B Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

            (c) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price,
(iii) the number of shares of Series B Preferred Stock to be redeemed, (iv) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series B Preferred Stock. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

                  (ii) If the Corporation gives a notice of redemption in respect of Series B Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series B Preferred Stock being redeemed funds sufficient to pay the applicable redemption price' plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series B Preferred Stock upon surrender of the certificate evidencing the Series B Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series B Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Stock, evidencing the unredeemed Series B Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series B Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series B Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

            (d) Status of Redeemed Stock. Any Series B Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

            Section 6. Voting Rights. (a) General. Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below.

            (b) Right to Elect Directors. (i) If at any time distributions shall be in arrears (which means that as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series B Preferred Units prior to the exchange into Series B Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Series B Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series B Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the
"Preferred  Stock  Directors") at a special  meeting  called in accordance  with
Section 6(b)(ii), and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series B Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                  (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series B Preferred Stock, a special meeting of the holders of Series B Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Series B Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Stock that would have been entitled to vote at such meeting.

                  (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series B Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series B Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Series B Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the terms and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Series B Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

            (c) Certain Voting Rights. So long as any Series B Preferred Stock or Series C Preferred Unit remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Stock and Series B Preferred Units outstanding at the time (together, if applicable, voting as a single class) (collectively, the "Voting Securities") (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series B Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares,
(ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates purchasing preferred stock of the same series on the same terms as non-affiliates), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series B Preferred Stock remains outstanding (or remains exchangeable for Series B Preferred Units) with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series B Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series B Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Stock and no vote of the Series B Preferred Stock shall be required in such case and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either
(a) junior to the Series B Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series B Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates purchasing preferred stock of the same series on the same terms as non-affiliates), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Voting Securities shall be required in such case.

            Section 7. No Conversion Rights. The holders of the Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

            Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.

            Section 9. No Preemptive Rights. No holder of the Series B Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

            FOURTH:     The Series B Preferred  Stock have been classified and
designated by the Board of Directors under the authority contained in the Charter.

            FIFTH:      These  Articles  of  Amendment  have been  approved  by
the Board of Directors in the manner and by the vote required by law.

            SIXTH: The undersigned Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [Signature Page Follows]

Fax Audit No. ________________________11
      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Executive Vice President and attested to by its Secretary on this __________ day of September, 1999.

                                       REGENCY REALTY CORPORATION



                                       By:            /s/ Bruce M. Johnson
                                          --------------------------------
                                          Name: Bruce M. Johnson
                                          Title:  Executive Vice President


[SEAL]

[ATTEST]



      /s/ J. Christian Leavitt
Name:  J. Christian Leavitt
Title:  Secretary

Fax Audit No. H99000022256
Fax Audit No. H99000022256            10
Fax Audit No. H99000022256
Prepared by: Linda Y. Kelso (FL Bar No. 298662)
                   Foley & Lardner
                   P.O. Box 240
                   Jacksonville, FL 32202
                   Telephone No. (904)359-2000
Fax Audit No. H99000022256
                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                           REGENCY REALTY CORPORATION
                     DESIGNATING THE PREFERENCES, RIGHTS AND
                        LIMITATIONS OF 750,000 SHARES OF
                    9.0% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK
                                 $0.01 Par Value

            Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

            FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (as amended, the "Charter") and Section
607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on August 23, 1999 has classified 750,000 shares of the authorized but unissued Preferred Stock par value $.0l per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 750,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock, determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Charter.

            SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "9.0% Series C Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 9.0% Series C Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article First of these Articles of Amendment) and authorizing the issuance of up to 750,000 shares of 9.0% Series C Cumulative Redeemable Preferred Stock.

            THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles First and Second of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

            Section 1. Designation and Number. A series of Preferred Stock, designated the "9.0% Series C Cumulative Redeemable Preferred Stock" (the "Series C Preferred Stock") is hereby established. The number of shares of Series C Preferred Stock shall be 750,000.

            Section 2. Rank. The Series C Preferred Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series C Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series C Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series C Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series C Preferred Stock prior to conversion. The Series C Preferred Stock is expressly designated as ranking on a parity with the Series A Preferred Stock and the Series B Preferred Stock.

            Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series C Preferred Stock as to payment of distributions, holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 9.0% of the $100.00 liquidation preference per share of Series C Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash when, as and if declared by the Board of Directors of the Corporation (A) quarterly in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Series C Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such quarterly period to 90 days. If any date on which distributions are to be made on the Series C Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series C Preferred Stock will be made to the holders of record of the Series C Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Series C Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series C Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series C Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by that certain Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership dated as of September 3, 1999 (as amended, the "Partnership Agreement")) validly exchanged into such share of Series C Preferred Stock in accordance with the provisions of such Partnership Agreement.

      The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

            (b) Distributions Cumulative. Distributions on the Series C Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series C Preferred Stock will accumulate as of the Series C Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series C Preferred Stock Distribution Payment Date to holders of record of the Series C Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

            (c) Priority as to Distributions. (i) So long as any Series C Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions to the Parity Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless in each case, all distributions accumulated on all Series C Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Series C Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series C Preferred Stock as to distributions, and (iii) purchases by the Corporation of such Series C Preferred Stock or Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Stock, all distributions authorized and declared on the Series C Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series C Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series C Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

            (d) No Further Rights. Holders of Series C Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 4. Liquidation Preference. (a) Payment of Liquidation Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series C Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series C Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100.00 per share of Series C Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series C Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series C Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series C Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

            (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

            (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

            (d) Consolidation Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

            (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

            Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series C Preferred Stock may not be redeemed prior to September 3, 2004. On or after such date, the Corporation shall have the right to redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100.00 per share of Series C Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

            (b) Limitation on Redemption. (i) The redemption price of the Series C Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series C Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series C Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

            (c) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price,
(iii) the number of shares of Series C Preferred Stock to be redeemed, (iv) the place or places where such shares of Series C Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series C Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series C Preferred Stock. If fewer than all of the shares of Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

                  (ii) If the Corporation gives a notice of redemption in respect of Series C Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series C Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series C Preferred Stock upon surrender of the certificate evidencing the Series C Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series C Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series C Preferred Stock, evidencing the unredeemed Series C Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series C Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series C Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series C Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series C Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

            (d) Status of Redeemed Stock. Any Series C Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

            Section 6. Voting Rights. (a) General. Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below.

            (b) Right to Elect Directors. (i) If at any time distributions shall be in arrears (which means that as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series C Preferred Units prior to the exchange into Series C Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Series C Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series C Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the
"Preferred  Stock  Directors") at a special  meeting  called in accordance  with
Section 6(b)(ii), and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series C Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                  (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series C Preferred Stock, a special meeting of the holders of Series C Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series C Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Series C Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series C Preferred Stock that would have been entitled to vote at such meeting.

                  (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series C Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series C Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Series C Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the terms and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Series C Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

            (c) Certain Voting Rights. So long as any Series C Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock outstanding at the time (i) authorize, designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series C Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) authorize, designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), or (iii) either
(A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series C Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series C Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series C Preferred Stock, including with respect to distributions, redemptions, transfers, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series C Preferred Stock and no vote of the Series C Preferred Stock shall be required in such case and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either
(a) junior to the Series C Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series C Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series C Preferred Stock shall be required in such case.

            Section 7. No Conversion Rights. The holders of the Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

            Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series C Preferred Stock.

            Section 9. No Preemptive Rights. No holder of the Series C Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

            FOURTH:     The Series C Preferred  Stock have been classified and
designated by the Board of Directors under the authority contained in the Charter.

            FIFTH: These Articles of Amendment have been approved by the Board of Directors in the manner and by the vote required by law.

            SIXTH: The undersigned Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [Signature Page Follows]

Fax Audit No. H99000022256            11
      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Executive Vice President and attested to by its Secretary on this _________ day of September, 1999.

                                       REGENCY REALTY CORPORATION



                                       By: /s/ Bruce M. Johnson
                                          --------------------------------
                                          Name: Bruce M. Johnson
                                          Title:  Executive Vice President


[SEAL]

[ATTEST]



      J. Christian Leavitt
Name:  J. Christian Leavitt
Title:  Secretary

NYDOCS03/486174 6                      7
004.160941.1


NYDOCS03/486174 6
004.160941.1

                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 500,000 SHARES OF

                   9.125% SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value


            Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

            FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the "Charter") and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on August 23, 1999 and resolutions duly adopted by a committee of the Board of Directors on September 29, 1999 has classified 500,000 shares of the authorized but unissued Preferred Stock par value $.01 per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 500,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

            SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "9.125% Series D Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 9.125% Series D Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 500,000 shares of 9.125% Series D Cumulative Redeemable Preferred Stock.

            THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

            Section 1. Designation and Number. A series of Preferred Stock, designated the "9.125% Series D Cumulative Redeemable Preferred Stock" (the "Series D Preferred Stock") is hereby established. The number of shares of Series D Preferred Stock shall be 500,000.

            Section 2. Rank. The Series D Preferred  Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series D Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both.

For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series D Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series D Preferred Stock and includes the Series A Cumulative Redeemable Preferred Stock, the Series B Cumulative Redeemable Preferred Stock, the Series C Cumulative Redeemable Preferred Stock, the Series 1 Cumulative Convertible Redeemable Preferred Stock and the Series 2 Cumulative Convertible Redeemable Preferred Stock of the
Corporation. The term "equity securities" does not include debt securities, which will rank senior to the Series D Preferred Stock prior to conversion.

            Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series D Preferred Stock as to payment of distributions, holders of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 9.125% of the $100.00 liquidation preference per share of Series D Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series D Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series D Preferred Stock will be made to the holders of record of the Series D Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series D Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series D Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999, Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999 and that certain Third Amendment to Third Amended and Restated Agreement of Limited Partnership dated as of September 29, 1999 (as amended the "Partnership Agreement")) validly exchanged into such share of Series D Preferred Stock in accordance with the provisions of such Partnership Agreement.

            The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

            (b) Limitation on Distributions. No distribution on the Series D Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation (other than any agreement with a holder or affiliate of holder of Capital Stock of the Corporation) relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this
Section 3(b) shall be deemed to modify or in any manner limit the  provisions of
Section 3(c) and 3(d).

            (c) Distributions Cumulative. Distributions on the Series D Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series D Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series D Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

            (d) Priority as to Distributions. (i) So long as any Series D Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series D Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series D Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting
Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, and (iii) purchases by the Corporation of such Series D Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series D Preferred Stock, all distributions authorized and declared on the Series D Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series D Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series D Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

            (e) No Further Rights. Holders of Series D Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 4. Liquidation Preference. (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series D Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series D Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100 per share of Series D Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series D Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series D Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series D Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series D Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

            (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

            (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

            (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

            (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

            Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series D Preferred Stock may not be redeemed prior to September 29, 2004. On or after such date, the Corporation shall have the right to redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100 per share of Series D Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

            (b) Limitation on Redemption. (i) The redemption price of the Series D Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series D Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series D Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

            (c) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price,
(iii) the number of shares of Series D Preferred Stock to be redeemed, (iv) the place or places where such shares of Series D Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series D Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series D Preferred Stock. If fewer than all of the shares of Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

                  (ii) If the Corporation gives a notice of redemption in respect of Series D Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series D Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series D Preferred Stock upon surrender of the certificate evidencing the Series D Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series D Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series D Preferred Stock, evidencing the unredeemed Series D Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series D Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series D Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Bay (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series D Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series D Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

            (d) Status of Redeemed Stock. Any Series D Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

            Section 6. Voting Rights. (a) General. Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below.

            (b) Right to Elect Directors. (i) If at any time distributions shall be in arrears (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series D Preferred Units prior to the exchange into Series D Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series D Preferred Stock, voting together as a single class with the holders of each class or series of Parity Securities (as defined below), will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series D Preferred Stock and each such class or series of Parity Securities have been paid in full.

                  (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series D Preferred Stock, a special meeting of the holders of Series D Preferred Stock and all the series of Parity Preferred Stock which are (i) on parity with the Series D Preferred Stock both as to distributions and rights upon liquidation, dissolution and winding up, (ii) with respect to Parity Preferred Stock outstanding as a result of an acquisition of another corporation, on parity with the Series D Preferred Stock as to distributions only or with respect to distributions and rights upon liquidation, dissolution or winding up or (iii) on parity with the Series D Preferred Stock as to distributions, but junior as to rights upon liquidation, dissolution and winding up, but if any such Parity Preferred Stock referred to in this clause (iii) was issued for an amount less than its liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price, in lieu of one vote for each $25.00 of liquidation preference, and upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series D Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series D Preferred Stock that would have been entitled to vote at such meeting.

                  (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series D Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series D Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

            (c) Certain Voting Rights. So long as any Series D Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Stock and the Series D Preferred Units outstanding at such time and not previously surrendered in exchange for Series D Preferred Stock together, if applicable, voting as a single class based on the number of shares into which such Series D Preferred Units are then convertible (collectively, the "Series D Voting Securities") (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series D Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series D Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series D Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series D Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series D Preferred Stock and no vote of the Series D Voting Securities shall be required in such case; and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series D Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series D Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such
Preferred Stock is not issued to a affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series D Preferred Stock shall be required in such case.

            Section 7. No Conversion Rights. The holders of the Series D Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

            Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series D Preferred Stock.

            Section 9. No Preemptive Rights. No holder of the Series D Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

            FOURTH: The Series D Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

            FIFTH: These Articles of Amendment have been approved by the Board of Directors in the manner and by the vote required by law.

            SIXTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Senior Vice President and attested to by its Secretary on this ______ day of September, 1999.



                                          REGENCY REALTY CORPORATION


                                          By:   /s/ Robert L. Miller
                                              Name:  Robert L. Miller
                                              Title:    Sr. Vice President



      [SEAL]

      ATTEST:


            /s/ J. Christian Leavitt
      Name: J. Christian Leavitt
      Title: Secretary

22

004.160941.1

                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                           REGENCY REALTY CORPORATION
                     DESIGNATING THE PREFERENCES, RIGHTS AND
                        LIMITATIONS OF 700,000 SHARES OF
                    8.75% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

      Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

      FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (as amended, the "Charter") and Section
607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on May 25, 2000 has classified 700,000 shares of the authorized but unissued Preferred Stock par value $.0l per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 700,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock, determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Charter.

      SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "8.75% Series E Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.75% Series E Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article 0 of these Articles of Amendment) and authorizing the issuance of up to 700,000 shares of 8.75% Series E Cumulative Redeemable Preferred Stock.

      THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles First and Second of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

            Section 1. Designation and Number. A series of Preferred Stock, designated the "8.75% Series E Cumulative Redeemable Preferred Stock" (the "Series E Preferred Stock") is hereby established. The number of shares of Series E Preferred Stock shall be 700,000.

            Section 2. Rank. The Series E Preferred Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series E Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series E Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series E Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series E Preferred Stock prior to conversion. The Series E Preferred Stock is expressly designated as ranking on a parity with the Series 1 Cumulative Convertible Redeemable Preferred Stock, the Series 2 Cumulative Convertible Redeemable Preferred Stock, Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

            Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series E Preferred Stock as to payment of distributions, holders of Series E Preferred Stock shall be entitled to receive, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 8.75% of the $100.00 liquidation preference per share of Series E Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash when, as and if declared by the Board of Directors of the Corporation (A) quarterly in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Series E Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such quarterly period to 90 days. If any date on which distributions are to be made on the Series E Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series E Preferred Stock will be made to the holders of record of the Series E Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Series E Preferred Stock Distribution Payment Date (each a "Distribution Record Date"). Notwithstanding anything to the contrary set forth herein, each share of Series E Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series E Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by that certain Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership dated as of May 25, 2000 (as amended, the "Partnership Agreement")) validly exchanged into such share of Series E Preferred Stock in accordance with the provisions of such Partnership Agreement.

            The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

            (b) Distributions Cumulative. Distributions on the Series E Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series E Preferred Stock will accumulate as of the Series E Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series E Preferred Stock Distribution Payment Date to holders of record of the Series E Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

            (c) Priority as to Distributions. (i) So long as any Series E Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions to the Parity Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series E Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless in each case, all distributions accumulated on all Series E Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Series E Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series E Preferred Stock as to distributions, and (iii) purchases by the Corporation of such Series E Preferred Stock or Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series E Preferred Stock, all distributions authorized and declared on the Series E Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series E Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series E Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

            (d) No Further Rights. Holders of Series E Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 4. Liquidation Preference. (a) Payment of Liquidation Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series E Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series E Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100.00 per share of Series E Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series E Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series E Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series E Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series E Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

            (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

            (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

            (d) Consolidation Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

            (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

            Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series E Preferred Stock may not be redeemed prior to May 25, 2005. On or after such date, the Corporation shall have the right to redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100.00 per share of Series E Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the shares of Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares).

            (b) Limitation on Redemption. (i) The redemption price of the Series E Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) The Corporation may not redeem fewer than all of the outstanding shares of Series E Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series E Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

            (c) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series E Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price,
(iii) the number of shares of Series E Preferred Stock to be redeemed, (iv) the place or places where such shares of Series E Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series E Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series E Preferred Stock. If fewer than all of the shares of Series E Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

                  (ii) If the Corporation gives a notice of redemption in respect of Series E Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series E Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series E Preferred Stock upon surrender of the certificate evidencing the Series E Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series E Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series E Preferred Stock, evidencing the unredeemed Series E Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series E Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series E Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series E Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series E Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

            (d) Status of Redeemed Stock. Any Series E Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

            Section 6. Voting Rights. (a) General. Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below.

            (b) Right to Elect Directors. (i) If at any time distributions shall be in arrears (which means that as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series E Preferred Units prior to the exchange into Series E Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Series E Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series E Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the
"Preferred  Stock  Directors") at a special  meeting  called in accordance  with
Section 6(b)(ii), and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series E Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                  (ii) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series E Preferred Stock, a special meeting of the holders of Series E Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series E Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Series E Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series E Preferred Stock that would have been entitled to vote at such meeting.

                  (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series E Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series E Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Series E Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the terms and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series E Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Series E Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series E Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

            (c) Certain Voting Rights. So long as any Series E Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series E Preferred Stock outstanding at the time (i) authorize, designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series E Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) authorize, designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), or (iii) either
(A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series E Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series E Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series E Preferred Stock, including with respect to distributions, redemptions, transfers, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series E Preferred Stock and no vote of the Series E Preferred Stock shall be required in such case and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either
(a) junior to the Series E Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series E Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series E Preferred Stock shall be required in such case.

            Section 7. No Conversion Rights. The holders of the Series E Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

            Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series E Preferred Stock.

            Section 9. No Preemptive Rights. No holder of the Series E Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

            FOURTH: The Series E Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

            FIFTH:   These  Articles  of  Amendment  have been  approved  by the
Board of Directors in the manner and by the vote required by law.

            SIXTH: The undersigned Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Executive Vice President and attested to by its Secretary on this day of May, 2000.

                                       REGENCY REALTY CORPORATION




                                       By:
                                          Name: Bruce M. Johnson
                                          Title:  Executive Vice President


[SEAL]

[ATTEST]




Name:  J. Christian Leavitt
Title:  Secretary

004.160941.1
004.160941.1
                                        2
004.160941.1

                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                                 REGENCY REALTY CORPORATION
                    AMENDING THE DESIGNATION OF THE PREFERENCES, RIGHTS
                            AND LIMITATIONS OF 542,532 SHARES OF
                 SERIES 1 CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                 $0.01 Par Value

            Pursuant to Section 607.1003 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

            The Corporation was incorporated on July 8, 1993, effective July 9, 1993, under the name Regency Realty Corporation. By resolutions duly adopted on July 29, 1999, the Board of Directors of the Corporation has approved an amendment ("Amendment") to the Articles of Amendment to the Charter (the "Designation") designating the preferences, rights and limitations of 542,532 shares of Series 1 Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series 1 Preferred Stock"). Pursuant to Section 9(c) of the Designation and pursuant to Sections 607.0704 and 607.1004 of the FBCA, the Amendment was approved by the written consent of the holders of record of a majority of the outstanding shares of the Series 1 Preferred Stock effective August ___, 1999. The number of votes cast by such voting group was sufficient for approval of the Amendment by such voting group. No other voting group was entitled to vote on the Amendment.

            The definition in the Designation of "Dividend Payment Date" is hereby amended to read in full as follows:

            "'Dividend Payment Date' shall mean the date on which any cash dividend is paid on the Common Stock."





                                     [Signature Page Follows]

            IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Corporation has executed these Articles of Amendment this _____ day of ______________, 1999.



                                       REGENCY REALTY CORPORATION


                                    By:
                                       Name: Bruce M. Johnson
                                       Title:      Executive Vice President and
                                                   Managing Director

[SEAL]

004.160941.1
004.160941.1
                                        2
004.160941.1

                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                                 REGENCY REALTY CORPORATION
                    AMENDING THE DESIGNATION OF THE PREFERENCES, RIGHTS
                           AND LIMITATIONS OF 1,502,532 SHARES OF
                 SERIES 2 CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                 $0.01 Par Value

            Pursuant to Section 607.1003 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

            The Corporation was incorporated on July 8, 1993, effective July 9, 1993, under the name Regency Realty Corporation. By resolutions duly adopted on July 29, 1999, the Board of Directors of the Corporation has approved an amendment ("Amendment") to the Articles of Amendment to the Charter (the "Designation") designating the preferences, rights and limitations of 1,502,532 shares of Series 2 Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series 2 Preferred Stock"). Pursuant to Section 9(c) of the Designation and pursuant to Sections 607.0704 and 607.1004 of the FBCA, the Amendment was approved by the written consent of the holders of record of a majority of the outstanding shares of the Series 2 Preferred Stock effective August ___, 1999. The number of votes cast by such voting group was sufficient for approval of the Amendment by such voting group. No other voting group was entitled to vote on the Amendment.

            The definition in the Designation of "Dividend Payment Date" is hereby amended to read in full as follows:

            "'Dividend Payment Date' shall mean the date on which any cash dividend is paid on the Common Stock."





                                     [Signature Page Follows]

            IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Corporation has executed these Articles of Amendment this _____ day of ______________, 1999.



                                       REGENCY REALTY CORPORATION


                                         By:
                                                Name: Bruce M. Johnson
                                    Title:      Executive Vice President and
                                                 Managing Director

[SEAL]

                                      15
                   ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                           REGENCY REALTY CORPORATION

                     DESIGNATING THE PREFERENCES, RIGHTS AND

                        LIMITATIONS OF 240,000 SHARES OF

                    8.75% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK

                                 $0.01 Par Value

      Pursuant to Section 607.0602 of the Florida Business Corporation Act ("FBCA"), Regency Realty Corporation, a Florida corporation (the "Corporation"), does hereby certify that:

      FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Section 4.2 of the Amended and Restated Articles of Incorporation of the Corporation (the "Charter") and Section 607.0602 of the FBCA, the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on May 15, 2000 and resolutions duly adopted by the Pricing Committee, a committee of the Board of Directors, on September 8, 2000 has classified 240,000 shares of the authorized but unissued Preferred Stock par value $.01 per share ("Preferred Stock") as a separate class of Preferred Stock, authorized the issuance of a maximum of 240,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the FBCA, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the FBCA and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued. Shareholder approval was not required under the Charter with respect to such designation.

      SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "8.75% Series F Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.75% Series F Cumulative Redeemable Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles of Amendment) and authorizing the issuance of up to 240,000 shares of 8.75% Series F Cumulative Redeemable Preferred Stock.

      THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these Articles of Amendment shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

            Section 1. Designation and Number. A series of Preferred Stock, designated the "8.75% Series F Cumulative Redeemable Preferred Stock" (the "Series F Preferred Stock") is hereby established. The number of shares of Series F Preferred Stock shall be 240,000.

            Section 2. Rank. The Series F Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series F Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both. For purposes of these Articles of Amendment, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series F Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation or both, as the context may require, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or conversion rights or exchange rights shall be different from those of the Series F Preferred Stock and includes the Series A Cumulative Redeemable Preferred Stock, the

      Series B Cumulative Redeemable Preferred Stock, the Series C Cumulative Redeemable Preferred Stock, the Series D Cumulative Redeemable Preferred Stock, the Series E Cumulative Redeemable Preferred Stock, the Series 1 Cumulative Convertible Redeemable Preferred Stock and the Series 2 Cumulative Convertible Redeemable Preferred Stock of the Corporation. The term "equity securities" does not include debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

            Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities issued after the date hereof in accordance herewith ranking senior to the Series F Preferred Stock as to payment of distributions, holders of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate per annum of 8.75% of the $100.00 liquidation preference per share of Series F Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable in cash (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a "Preferred Stock Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series F Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series F Preferred Stock will be made to the holders of record of the Series F Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall be not less than 10 days and not more than 30 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a "Distribution Record Date "). Notwithstanding anything to the contrary set forth herein, each share of Series F Preferred Stock shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series F Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as September 1, 1999 as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999, Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 3, 1999, that certain Third Amendment to Third Amended and Restated Agreement of Limited Partnership dated as of September 29, 1999, Amendment No. 4 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, undated, Amendment No. 5 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 7, 2000, and that certain Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of September 8, 2000 (as amended the "Partnership Agreement")) validly exchanged into such share of Series F Preferred Stock in accordance with the provisions of such Partnership Agreement.

            The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

            (b) Limitation on Distributions. No distribution on the Series F Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation (other than any agreement with a holder or affiliate of holder of Capital Stock (as defined in the Charter) of the Corporation) relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 3(b) shall be deemed to modify or in any manner limit the provisions of Section 3(c) and 3(d).

            (c) Distributions Cumulative. Distributions on the Series F Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series F Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Stock Distribution Payment Date to holders of record of the Series F Preferred Stock on the record date fixed by the Board of Directors which date shall be not less than 10 days and not more than 30 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

            (d)   Priority as to Distributions.

                  (i) So long as any Series F Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior to the Series F Preferred Stock as to the payment of distributions (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series F Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series F Preferred Stock and all classes and series of outstanding Parity Preferred Stock with respect to distributions have been paid in full. Without limiting
            Section 6(b) hereof, the foregoing sentence will not prohibit (i) distributions payable solely in shares of Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, and (iii) purchases by the Corporation of such Series F Preferred Stock or Parity Preferred Stock or Junior Stock pursuant to Article 5 of the Charter to the extent required to preserve the Corporation's status as a real estate investment trust.

                  (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series F Preferred Stock, all distributions authorized and declared on the Series F Preferred
            Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series F Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series F Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.

            (e) No Further Rights. Holders of Series F Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 4.  Liquidation Preference.

            (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series F Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series F Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series F Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $100 per share of Series F Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series F Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series F Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series F Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series F Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

            (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by
      (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

            (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

            (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

            (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

            Section 5.  Optional Redemption.

            (a) Right of Optional Redemption. The Series F Preferred Stock may not be redeemed prior to September 8, 2005. On or after such date, the Corporation shall have the right to redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $100 per share of Series F Preferred Stock plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares of Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

            (b)   Limitation on Redemption.

                  (i) The  redemption  price  of the  Series F  Preferred  Stock
            (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) The  Corporation  may not  redeem  fewer  than all of the outstanding shares of Series F Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series F Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

            (c)   Procedures for Redemption.

                  (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series F Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series F Preferred Stock to be redeemed, (iv) the place or places where such shares of Series F Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series F Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series F Preferred Stock. If fewer than all of the shares of Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

                  (ii) If the Corporation gives a notice of redemption in respect of Series F Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series F Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series F Preferred Stock upon surrender of the certificate evidencing the Series F Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all Series F Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series F Preferred Stock, evidencing the unredeemed Series F Preferred Stock without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series F Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series F Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series F Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series F Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

            (d) Status of Redeemed Stock. Any Series F Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

            Section 6.  Voting Rights.

            (a) General. Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below.

            (b)   Right to Elect Directors.

                  (i) If at any time  distributions  shall be in arrears  (which means that, as to any such quarterly distributions, the same have not been paid in full) with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series F Preferred Units prior to the exchange into Series F Preferred Stock), whether or not consecutive, and shall not have been paid in full (a "Preferred Distribution Default"), the authorized number of members of the Board of Directors shall automatically be increased by two and the holders of record of such Series F Preferred Stock, voting together as a single class with the holders of each class or series of Parity Securities (as defined below), will be entitled to fill the vacancies so created by electing two additional directors to serve on the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called in accordance with
            Section 6(b)(ii) or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series F Preferred Stock and each such class or series of Parity Securities have been paid in full.

                  (ii) At any time when such voting rights shall have vested,  a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series F Preferred Stock, a special meeting of the holders of Series F Preferred Stock and all the series of Parity Preferred Stock which are (i) on parity with the Series F Preferred Stock both as to distributions and rights upon liquidation, dissolution and winding up, (ii) with respect to Parity Preferred Stock outstanding as a result of an acquisition of another corporation, on parity with the Series F Preferred Stock as to distributions only or with respect to distributions and rights upon liquidation, dissolution or winding up or (iii) on parity with the Series F Preferred Stock as to distributions, but junior as to rights upon liquidation, dissolution and winding up, but if any such Parity Preferred Stock referred to in this clause (iii) was issued for an amount less than its liquidation preference, the holders thereof shall be entitled to one vote for each $25.00 of issuance price, in lieu of one vote for each $25.00 of liquidation preference, and upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any annual or special meeting at which Parity Securities are entitled to vote, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of the Parity Securities representing one-third of the total voting power of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series F Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, the holders of the Parity Securities representing a majority of the voting power of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of an annual or special meeting has been given but before such meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series F Preferred Stock that would have been entitled to vote at such meeting.

                  (iii)  If and  when  all  accumulated  distributions  and  the distribution for the current distribution period on the Series F Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series F Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series F Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series F Preferred Stock when they have the voting rights set forth in
            Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

            (c) Certain Voting Rights. So long as any Series F Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Stock and the Series F Preferred Units outstanding at such time and not previously surrendered in exchange for Series F Preferred Stock together, if applicable, voting as a single class based on the number of shares into which such Series F Preferred Units are then convertible (collectively, the "Series F Voting Securities") (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series F Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of
      Directors), or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these Articles of Amendment) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series F Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series F Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series F Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series F Preferred Stock and no vote of the Series F Voting Securities shall be required in such case; and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series F Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series F Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to a affiliate of the Corporation (other than Security Capital U.S. Realty, Security Capital Holdings, S.A. or their affiliates if issued upon arms-length terms in the good faith determination of the Board of Directors), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series F Preferred Stock shall be required in such case.

            Section 7. No Conversion Rights. The holders of the Series F Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

            Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series F Preferred Stock.

            Section 9. No Preemptive Rights. No holder of the Series F Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

      FOURTH:   The Series F Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

      FIFTH:    These Articles of Amendment have been approved by the Board of
Directors in the manner and by the vote required by law.

      SIXTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                        (SPACE LEFT INTENTIONALLY BLANK)

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its ______________________ and attested to by its Secretary on this 8th day of September, 2000.


                                          REGENCY REALTY CORPORATION


                                          By:_____________________________
                                              Name:
                                              Title:
[SEAL]
ATTEST:


----------------------------
J. Christian Leavitt
            Secretary

                           REGENCY REALTY CORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION
                       (Changing Name to Regency Centers Corporation)


      This corporation was incorporated on July 8, 1993 effective July 9, 1993 under the name Regency Realty Corporation. Pursuant to Sections 607.1001, 607.1003, 607.1004 and 607.1006, Florida Business Corporation Act, an amendment to Section 1.1 of the Articles of Incorporation, as restated on November 4, 1996, was approved by the Board of Directors at a meeting held on November 1, 2000 and adopted by the written consent dated January 15, 2001 of shareholders owning a majority of the corporation=s outstanding voting stock. The only voting group entitled to vote on the adoption of the amendment consists of the holders of the corporation's common stock and Series 2 Preferred Stock, voting together as a single class. The number of votes cast by such voting group was sufficient for approval by that voting group. Section 1.1 of the Restated Articles of Incorporation of the Company is hereby amended in its entirety to read as follows:

            "Section 1.1 Name. The name of the corporation is Regency Centers Corporation (the "Corporation")."

      This amendment shall be effective February 12, 2001.

      IN WITNESS WHEREOF, the undersigned Senior Vice President of this corporation has executed these Articles of Amendment this day of February, 2001.




                                J. Christian Leavitt, Senior Vice President